Exhibit 4.1 EXECUTION VERSION

INDENTURE
Dated as of February 5, 2013
Among
CHIQUITA BRANDS INTERNATIONAL, INC.,
CHIQUITA BRANDS L.L.C.,
THE GUARANTORS PARTY HERETO
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent
7.875% SENIOR SECURED NOTES DUE 2021

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CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	15.03
	(c)	15.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06; 7.07
	(c)	7.06; 15.02
	(d)	7.06
314	(a)	15.02; 15.05
	(b)	11.05
	(c)(1)	15.04
	(c)(2)	15.04
	(c)(3)	N.A.
	(d)	11.05
	(e)	15.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05; 15.02
	(c)	7.01
	(d)	7.01
	(e)	6.14
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.12; 9.04
317	(a)(1)	6.08

	(a)(2)	6.12
	(b)	2.04
318	(a)	15.01
	(b)	N.A.
	(c)	15.01

N.A. means not applicable.
* This Cross-Reference Table is not part of the Indenture.

TABLE OF CONTENTS
Page
ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01Definitions.    1
Section 1.02Other Definitions.    36
Section 1.03Incorporation by Reference of Trust Indenture Act.    36
Section 1.04Rules of Construction.    37
Section 1.05Acts of Holders.    37
ARTICLE 2

THE NOTES
Section 2.01Form and Dating; Terms.    39
Section 2.02Execution and Authentication.    40
Section 2.03Registrar and Paying Agent.    41
Section 2.04Paying Agent to Hold Money in Trust.    41
Section 2.05Holder Lists.    42
Section 2.06Transfer and Exchange.    42
Section 2.07Replacement Notes.    57
Section 2.08Outstanding Notes.    57
Section 2.09Treasury Notes.    58
Section 2.10Temporary Notes.    58
Section 2.11Cancellation.    58

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Section 2.12Defaulted Interest.    59
Section 2.13CUSIP and ISIN Numbers.    59
ARTICLE 3

REDEMPTION
Section 3.01Notices to Trustee.    59
Section 3.02Selection of Notes to Be Redeemed or Purchased.    60
Section 3.03Notice of Redemption.    60
Section 3.04Effect of Notice of Redemption.    61
Section 3.05Deposit of Redemption or Purchase Price.    61
Section 3.06Notes Redeemed or Purchased in Part.    62
Section 3.07Optional Redemption.    62
Section 3.08Mandatory Redemption    63
ARTICLE 4

COVENANTS
Section 4.01Payment of Principal, Premium and Interest.    63
Section 4.02Corporate Existence.    64
Section 4.03Limitation on Indebtedness.    64
Section 4.04Limitation on Restricted Payments.    65
Section 4.05Limitation on Transactions with Affiliates.    69
Section 4.06Limitation on Liens.    70
Section 4.07Limitation on Sale of Assets.    70

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Section 4.08Additional Guarantees.    73
Section 4.09Purchase of Notes upon a Change of Control.    74
Section 4.10Business Activities.    75
Section 4.11Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.    75
Section 4.12Payments for Consent.    77
Section 4.13Provision of Financial Information.    77
Section 4.14Statement by Officers as to Default.    78
Section 4.15Payment of Taxes and Other Claims.    78
Section 4.16Maintenance of Properties.    79
Section 4.17Compliance Certificates.    79
Section 4.18Waiver of Stay, Extension or Usury Laws.    79
Section 4.19Maintenance of Office or Agency.    80
Section 4.20Suspension of Covenants.    80
ARTICLE 5

SUCCESSORS
Section 5.01Consolidation, Merger or Sale of Assets.    82
Section 5.02Successor Substituted.    85
ARTICLE 6

DEFAULTS AND REMEDIES
Section 6.01Events of Default.    85
Section 6.02Acceleration.    87

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Section 6.03Other Remedies.    88
Section 6.04Waiver of Past Defaults.    88
Section 6.05Control by Majority.    88
Section 6.06Limitation on Suits.    88
Section 6.07Rights of Holders of Notes to Receive Payment.    89
Section 6.08Collection Suit by Trustee.    89
Section 6.09Restoration of Rights and Remedies.    89
Section 6.10Rights and Remedies Cumulative.    90
Section 6.11Delay or Omission Not Waiver.    90
Section 6.12Trustee May File Proofs of Claim.    90
Section 6.13Priorities.    90
Section 6.14Undertaking for Costs.    91
ARTICLE 7

TRUSTEE
Section 7.01Duties of Trustee.    91
Section 7.02Rights of Trustee.    92
Section 7.03Individual Rights of Trustee.    94
Section 7.04Trustee’s Disclaimer.    94
Section 7.05Notice of Defaults.    94
Section 7.06Reports by Trustee to Holders of the Notes.    94
Section 7.07Compensation and Indemnity.    95
Section 7.08Replacement of Trustee.    96

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Section 7.09Successor Trustee by Merger, Etc.    97
Section 7.10Eligibility; Disqualification.    97
Section 7.11Preferential Collection of Claims Against Issuers.    97
ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01Option to Effect Legal Defeasance or Covenant Defeasance.    97
Section 8.02Legal Defeasance and Discharge.    97
Section 8.03Covenant Defeasance.    99
Section 8.04Reserved.    101
Section 8.05Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.    101
Section 8.06Repayment to Issuers.    102
Section 8.07Reinstatement.    102
ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01Without Consent of Holders of Notes.    102
Section 9.02With Consent of Holders of Notes.    103
Section 9.03Compliance with Trust Indenture Act.    104
Section 9.04Effect of Consents.    105
Section 9.05Notation on or Exchange of Notes.    105
Section 9.06Trustee to Sign Amendments, Etc.    105

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ARTICLE 10

INTERCREDITOR AGREEMENT
Section 10.01Intercreditor Agreement.    106
ARTICLE 11

COLLATERAL
Section 11.01Security Documents.    106
Section 11.02Collateral Agent.    106
Section 11.03Authorization of Actions to Be Taken.    107
Section 11.04Release of Collateral.    108
Section 11.05Filing, Recording and Opinions.    109
Section 11.06Powers Exercisable by Receiver or Trustee.    109
Section 11.07Voting.    110
ARTICLE 12

APPLICATION OF TRUST MONIES
Section 12.01Collateral Account.    110
Section 12.02Withdrawal of Net Cash Proceeds in Connection with Reinvestments.    110
Section 12.03Withdrawal of Net Cash Proceeds to Fund an Offer to Purchase or Release Following an Offer to Purchase.    111
Section 12.04Investment of Trust Monies.    111
Section 12.05Application of Other Trust Monies.    112
ARTICLE 13

GUARANTEES

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Section 13.01Guarantee.    112
Section 13.02Limitation on Guarantor Liability.    114
Section 13.03Execution and Delivery.    114
Section 13.04Subrogation.    115
Section 13.05Benefits Acknowledged.    115
Section 13.06Release of Guarantees.    115
ARTICLE 14

SATISFACTION AND DISCHARGE
Section 14.01Satisfaction and Discharge.    115
Section 14.02Application of Trust Money.    116
ARTICLE 15

MISCELLANEOUS
Section 15.01Trust Indenture Act Controls.    117
Section 15.02Notices.    117
Section 15.03Communication by Holders of Notes with Other Holders of Notes.    118
Section 15.04Certificate and Opinion as to Conditions Precedent.    118
Section 15.05Statements Required in Certificate or Opinion.    119
Section 15.06Rules by Trustee and Agents.    119
Section 15.07No Personal Liability of Directors, Officers, Employees and Stockholders.    119
Section 15.08Governing Law; Waiver of Jury Trial.    119
Section 15.09Force Majeure.    120

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Section 15.10Successors.    120
Section 15.11Severability.    120
Section 15.12Counterpart Originals.    120
Section 15.13Table of Contents, Headings, Etc.    120
Section 15.14Qualification of Indenture.    121
Section 15.15USA Patriot Act.    121

SCHEDULES
Schedule I    Guarantors
EXHIBITS
Exhibit A    Form of Note
Exhibit B    Form of Certificate of Transfer
Exhibit B-1    Form of Certificate for Acquiring Institutional Accredited Investor
Exhibit C    Form of Certificate of Exchange
Exhibit D    Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

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INDENTURE, dated as of February 5, 2013, among Chiquita Brands International, Inc., a New Jersey corporation (the “Company”), Chiquita Brands L.L.C., a Delaware limited liability company (“Chiquita” and, together with the Company, the “Issuers”), the Guarantors (as defined herein) listed on the signature pages hereto, Wells Fargo Bank, National Association, a national banking association duly organized and existing under the laws of the United States of America, as Trustee, and Wells Fargo Bank, National Association, a national banking association duly organized and existing under the laws of the United States of America, as Collateral Agent.
W I T N E S S E T H
WHEREAS, the Issuers have duly authorized the creation of an issue of $425,000,000 aggregate principal amount of 7.875% Senior Secured Notes due 2021 (the “Initial Notes”);
WHEREAS, the Issuers and the Guarantors have duly authorized the execution and delivery of this Indenture;
WHEREAS, all things necessary (i) to make the Notes, when executed by the Issuers and authenticated and delivered hereunder and duly issued by the Issuers, the valid obligations of the Issuers, and (ii) to make this Indenture a valid agreement of the Issuers, all in accordance with their respective terms, have been done; and
NOW, THEREFORE, the Issuers, the Guarantors, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

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ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01    Definitions.
“144A Global Note” means a Global Note substantially in the form of Exhibit A attached hereto, bearing the Global Note Legend, the OID Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“ABL Facility Collateral Agent” means Wells Fargo Bank, National Association, as administrative agent under the Credit Agreement, and its successors, replacements or assigns in such capacity.
“ABL Liens” means all Liens in favor of the ABL Facility Collateral Agent on Collateral securing the ABL Obligations.
“ABL Obligations” means (x) the Indebtedness and other obligations which are secured by a Lien on the Collateral permitted by clause (1) of the definition of “Permitted Liens” and (y) obligations in respect of Bank Products and Hedging Obligations incurred with any lender or agent under the Credit Agreement (or their Affiliates).
“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.
“Acquired Indebtedness” means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with an acquisition of such Person’s assets, provided that any Indebtedness of such other Person that is extinguished, redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction pursuant to which such other Person becomes a Subsidiary of the specified Person will not be Acquired Indebtedness.
“Additional Interest” means all “Additional Interest” then owing pursuant to the Registration Rights Agreement.
“Additional Notes” means additional Notes (other than the Initial Notes and other than Exchange Notes issued in exchange for such Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.01, 4.03 and 4.06, it being understood that any Notes issued in exchange for or replacement of any Initial Notes shall not be Additional Notes.
“Adjusted Consolidated Net Tangible Assets” means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), after deducting therefrom (1) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set

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forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP.
“Affiliate” of any specified individual or entity, means any other individual or entity who directly or indirectly controls or is controlled by or is under direct or indirect common control with the specified individual or entity. For the purposes of this definition, “control” of an entity means having the power to direct the management and policies of the entity directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
“Agent” means any Registrar or Paying Agent.
“Applicable Premium” means, with respect to any Note on any Redemption Date, the excess of (A) the present value at such Redemption Date of (1) the Redemption Price of such Note at February 1, 2016 (such redemption price being set forth in the table in Section 3.07) plus (2) all required interest payments due on such Note through February 1, 2016 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate on such redemption date plus 50 basis points over (B) the principal amount of such Note.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear or Clearstream that apply to such transfer or exchange.
“Asset Sale” means:
(1)    the sale, conveyance or other disposition of any assets, other than sales or leases of inventory or other assets in the ordinary course of business (whether or not consistent with past practice); provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Section 5.01 and not by Section 4.07; or
(2)    the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries, other than such an issuance or sale to the Company or one or more of its Restricted Subsidiaries (other than director’s qualifying shares or shares required by applicable law to be held by a person other than the Company or a Restricted Subsidiary).
Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:
(1)    any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10 million or in which the Company or the Restricted Subsidiary receives aggregate consideration of less than $10 million;
(2)    a transfer of assets between or among the Company and any one or more of its Restricted Subsidiaries;

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(3)    an issuance or transfer of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary (other than a Securitization Entity);
(4)    a Restricted Payment that is permitted by Section 4.04 or a Permitted Investment;
(5)    sales or other dispositions of assets or Equity Interests that comply with Section 4.07(a)(i) to the extent such sales or dispositions constitute “Permitted Investments”;
(6)    disposals or replacement of obsolete or worn-out equipment or other assets that are no longer useful in a Food-Related Business (including, without limitation, the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and the Restricted Subsidiaries taken as whole);
(7)    sale-leaseback transactions with ships, trucks, containers or other similar equipment purchased by the Company or its Restricted Subsidiaries from a Person other than the Company or one of its Restricted Subsidiaries within 120 days of such purchase;
(8)    (i) the sale or discount of accounts receivable in the ordinary course of business and (ii) the sale of rights with respect to accounts receivable and amounts owed by suppliers or growers in the ordinary course of business;
(9)    the surrender or waiver of contract rights (including leases, subleases, licenses and sub-licenses) or the settlement, release, or surrender of contract, tort or other claims;
(10)    the lease, sublease or license or sublicense of real or personal property, including patents, trademarks and other intellectual property rights that do not materially interfere with the business of the Company and its Restricted Subsidiaries taken as a whole;
(11)    the cancellation of intercompany Indebtedness with the Company or any of its Restricted Subsidiaries permitted under this Indenture;
(12)    the granting of Liens not prohibited by this Indenture;
(13)    any sale or other disposition of Temporary Cash Investments;
(14)    any sale of Equity Interests or other Investments in an Unrestricted Subsidiary; or
(15)    the disposition of Receivables and Related Assets in a Qualified Securitization Transaction.
“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor,

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be extended. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
“Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.
“Bank Products” mean any one or more of the following financial products or accommodations extended to the Company or its Subsidiaries: (a) credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), (b) credit card processing services, (c) debit cards, (d) stored value cards, and (e) any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other customary cash management arrangements.
“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.
“Board of Directors” means, with respect to any Person, the Board of Directors, Board of Managers, Board of Directors of the general partner in the case of a partnership or similar governing body of such Person or any duly authorized committee of such Board of Directors.
“Business Day” means each day which is not a Saturday, a Sunday or a day on which banking institutions in The City of New York, the city in which the principal corporate trust office of the Trustee is located or at a place of payment are authorized or required by law, regulation or executive order to remain closed.
“Borrowing Base” means at the time of any incurrence (i) 85% of U.S. domestic eligible trade receivables plus (ii) the lesser of (A) 65% the book value and (B) 85% of the net orderly liquidation value of U.S. domestic eligible inventory (based on the most recent third party appraisal of such inventory received by the Company) plus (iii) an additional fixed asset availability amount of $26.8 million and an additional availability of amount of $7.5 million plus (iv) a foreign assets amount that will not exceed 85% of eligible trade receivables in certain jurisdictions in Western Europe, determined in each case by reference to assets of the Company and its Restricted Subsidiaries, the applicable eligibility criteria in the Credit Agreement (or, if any successor Credit Agreement does not contain any such eligibility criteria, the eligibility criteria contained in the Credit Agreement as in effect on the Closing Date), and as of the end of the most recent fiscal quarter for which financial statements are available, adjusted on a pro forma basis for any acquisition after that balance sheet date and prior to the date of such

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incurrence. Assets that are the subject of a Qualified Securitization Transaction will be excluded from the foregoing calculation.
“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.
“Change of Control” means an event or series of events by which any of the following occurs:
(1)    any “Person” is or becomes the “beneficial owner” directly or indirectly, of more than 50% of the total voting power of all outstanding classes of voting capital stock of the Company provided, however, that a transaction in which the Company becomes a Subsidiary of another Person shall not constitute a Change of Control if the shareholders of the Company immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of such Person immediately following the consummation of such transaction;
(2)    the adoption of a plan relating to the liquidation or dissolution of the Company; or
(3)    on any date, a majority of the Company’s Board of Directors does not consist of Persons (a) who were directors at the Closing Date (“Continuing Directors”) or (b) whose election or nomination as directors was approved by at least 2/3 of the directors then in office who are Continuing Directors or whose election or nomination was previously so approved.
In the definition of Change of Control, “Person” has the same meaning given to it in Sections 13(d) and 14(d) of the Exchange Act, and “beneficial owner” or “beneficially owned” have the same meaning given to these terms in Rules l3d-3 and l3d-5 under the Exchange Act, except that a Person is deemed to have “beneficial ownership” of all shares that Person has the right to acquire, whether the right is exercisable immediately or only after the passage of time.
“Clearstream” means Clearstream Banking, Société Anonyme.
“Closing Date” means the date on which the Notes are originally issued under this Indenture.
“Collateral” means, collectively, all of the property and assets that are from time to time subject to the Lien of the Security Documents (other than the Intercreditor Agreement), including the Liens, if any, required pursuant to the provisions of this Indenture.
“Collateral Account” means the collateral account established pursuant to Section 12.01.

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“Collateral Agent” means Wells Fargo Bank, National Association, in its capacity as Collateral Agent for the holders of Notes and Permitted Additional Pari Passu Obligations, together with its successors in such capacity.
“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus without duplication:
(1)    an amount equal to any provision for taxes based on income or profits or similar taxes of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
(2)    Fixed Charges of such Person and its Restricted Subsidiaries to the extent deducted in computing such Consolidated Net Income; plus
(3)    depreciation, depletion, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash expenses, write-downs (including asset impairment charges), charges or accruals of such Person and its Restricted Subsidiaries (excluding such non-cash expense to the extent it represents an accrual or reserve for cash payments in any future period) for such period to the extent that such depreciation, amortization and other non-cash expenses, write-downs, charges or accruals were deducted in computing such Consolidated Net Income; plus
(4)    other non-cash items (other than any such non-cash items to the extent it represents amortization of a prepaid cash expense that was paid in a prior period or an accrual of or reserve for cash expenditures in any future period), including, without limitation, non-cash rent expense, non-cash costs of sales, non-cash expense from any employee benefit plan or stock option or incentive plan, non-cash stock compensation expense, non-cash foreign currency gains or losses, non-cash loss on sale or disposition of assets, non-cash loss from write-down or impairment of assets and non-cash expenditures arising out of purchase accounting adjustments with respect to re-valuing assets and liabilities to the extent that such non-cash items were deducted in computing such Consolidated Net Income; plus
(5)    any fees, costs, expenses or charges (other than depreciation, depletion or amortization expense) related to any equity offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred under this Indenture (including a refinancing thereof), in each case, whether or not successful, including, without limitation, such fees, expenses and charges relating to the issuance of the notes and the related refinancing transactions described elsewhere in this offering memorandum, in each case, to the extent that such fees, expenses or charges were deducted in computing such Consolidated Net Income; plus
(6)    to the extent actually reimbursed (and to the extent such reimbursement proceeds are not included in computing such Consolidated Net Income), expenses incurred to the extent covered by indemnification provisions in any agreement in connection with an acquisition; plus

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(7)    the amount of cost savings, operational improvements and synergies projected by such Person in good faith to be realized as a result of actions taken or expected to be taken prior to or during such period (calculated on a pro forma basis as though such cost savings, operational improvements and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings, operational improvements and synergies are reasonably identifiable and (y) the aggregate amount of cost savings, operational improvements and synergies added pursuant to this clause (7) shall not exceed 10% of the Consolidated Cash Flow of such Person for the most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date of determination (calculated on a pro forma basis as though such cost savings, operational improvements and synergies had been realized on the first day of such period), for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the definition of “Fixed Charge Coverage Ratio”); plus
(8)    the amount of any restructuring charge, integration costs or other business optimization expenses or reserve deducted in such period in computing such Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Closing Date; minus
(9)    non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business.
“Consolidated Leverage Ratio” means the ratio of the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries as of such date (excluding Indebtedness incurred under clause (6) of the definition thereof) to the Consolidated Cash Flow of the Company and its Restricted Subsidiaries for the most recently ended period of four consecutive fiscal quarters immediately preceding the date of determination for which financial statements are available in each case, calculated on a pro forma basis in a manner consistent with the adjustments set forth in the definition of Fixed Charge Coverage Ratio.
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only (x) in the case of income, to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof and (y) in the case of loss, only to the extent of such Person’s equity in such loss; (2) the cumulative effect of a change in accounting principles, any extraordinary gains or losses and any gains or losses realized in connection with an asset sale (including disposals of discontinued operations) or the extinguishment of Indebtedness shall be excluded; (3) solely for the purposes of determining Consolidated Cash Flow, any net after-tax income or loss from discontinued operations shall be excluded; (4) any non-cash gain or loss from Hedging Obligations shall be excluded; (5) impairment and other non-cash expenses, write-downs (including asset impairment charges), charges or accruals shall be excluded; (6) the amount of any restructuring charge, integration costs or other business optimization expenses or reserve shall be excluded; (7) the

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non-cash amortization of discount on Convertible Indebtedness shall be excluded; and (8) non-cash stock based compensation expense shall be excluded.
Notwithstanding the foregoing, for purposes of clause (iii) of Section 4.04(a) only, there shall be excluded from Consolidated Net Income that portion, if any, of the Net Income of any Restricted Subsidiary that is not permitted, directly or indirectly, to be paid by way of dividend, distribution or loan to stockholders of such Subsidiary by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; provided that the foregoing shall not apply to restrictions that are permitted by clause (1) or (5) of Section 4.11(b).
“Convertible Indebtedness” means Indebtedness of the Company (which may be Guaranteed by the Guarantors) permitted to be incurred under the terms of this Indenture that is either (1) convertible into common stock of the Company (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (2) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Company and/or cash (in an amount determined by reference to the price of such common stock).
“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 15.02 or such other address as to which the Trustee may give notice to the Holders and the Issuers.
“Credit Agreement” means that certain Credit Agreement to be dated on or about the Closing Date, by and among the Company, Chiquita and certain of Chiquita’s Subsidiaries as borrowers, the lenders from time to time party thereto and the ABL Facility Collateral Agent, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.
“Credit Facilities” means one or more debt facilities, commercial paper facilities or indentures providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, sale-leaseback transactions, capital leases or similar obligations or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.
“Custodian” means the Paying Agent and Registrar, as custodian with respect to the Notes in global form, or any successor entity thereto.
“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

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“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c), (e) or (f), substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Designated Non-cash Consideration” means non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration by the Company.
“Discharge of ABL Obligations” has the meaning provided in the Intercreditor Agreement.
“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes are or become due. Notwithstanding the preceding sentence, any Equity Interests that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuers to repurchase such Equity Interests upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Equity Interests provide that the Issuers may not repurchase or redeem any such Equity Interests pursuant to such provisions until after the Issuers comply with Section 4.07 or Section 4.09.
“Domestic Subsidiary” means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or the District of Columbia, other than any such Restricted Subsidiary (i) of a controlled foreign corporation within the meaning of Section 957 of the Code (a “CFC”) or (ii) that has no material assets other than capital stock of one or more Foreign Subsidiaries that are CFCs.
“Equity Interests” means capital stock, limited liability company interests, partnership interests or other equity interests or equity securities, and all warrants, options or other rights to acquire such securities (but excluding any debt security that is convertible into, or exchangeable for, such equity interests or equity securities).
“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

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“Exchange Notes” means any notes issued in exchange for the Notes pursuant to Section 2.06(f).
“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
“Excluded Property” has the meaning set forth in the Security Agreement.
“Excluded Subsidiary” means (i) any Domestic Subsidiary that is not Wholly Owned, (ii) any Foreign Subsidiary and (iii) any Securitization Entity. In the event any Subsidiaries previously treated as Excluded Subsidiaries cease to meet the requirements of the previous sentence, the Issuers will promptly cause such Subsidiaries to become Guarantors in accordance with Section 4.08.
“Fair Market Value” means the price that would be paid in an arm’s-length, commercial transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, provided that any transaction involving consideration of $25 million or more, the Fair Market Value shall be determined in good faith by the Board of Directors, whose determination shall be conclusive.
“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments (excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), the interest component of any deferred payment obligations (excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings and net payments, if any, pursuant to Hedging Obligations and excluding any non-cash interest expense imputed on any convertible debt resulting from the application of ASC 470-20, “Debt—Debt with Conversion and Other Options”; plus (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus (3) the aggregate amount of interest in respect of Indebtedness that is Guaranteed or secured by the assets of the Company or its Restricted Subsidiaries; plus (4) the product of (a) all dividend payments, on any series of preferred stock of such Person or any of its Restricted Subsidiaries (other than (x) dividend payments to the Company or its Restricted Subsidiaries or (y) dividend payments on such preferred stock payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person) times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

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“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems, repays or acquires any Indebtedness or issues, redeems or acquires preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption, repayment or acquisition of Indebtedness, or such issuance, redemption or acquisition of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.
In addition, for purposes of calculating the Fixed Charge Coverage Ratio (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through the purchase of assets or stock, mergers, liquidations or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis (including Pro Forma Cost Savings to the extent such amounts are not included pursuant to clause (7) of the definition of Consolidated Cash Flow) as if they had occurred on the first day of the four-quarter reference period; (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date; and (4) interest on any Indebtedness that is revolving credit Indebtedness calculated on a pro forma basis (including Pro Forma Cost Savings to the extent such amounts are not included pursuant to clause (7) of the definition of Consolidated Cash Flow) shall be calculated based upon the average daily balance of such Indebtedness during the applicable four-quarter reference period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement with respect to exposure to interest rates applicable to such Indebtedness if such interest rate agreement has a remaining term in excess of twelve months.
“Fleet Assets” means ocean going vessels and related equipment and machinery owned or to be acquired by the Company or any of its Restricted Subsidiaries and any assets related thereto, including the stock of any Restricted Subsidiary the principal assets of which consist of Fleet Assets.
“Food-Related Businesses” means businesses or operations (i) of the Company on the Closing Date or (ii) involving food or food products, including any business related, ancillary

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or complementary thereto or a reasonable extension thereof, including, but not limited to, owning, building, re-building, financing and leasing ocean going vessels and related equipment, machinery and assets; provided that if in the case of any business acquired or joint venture entered into by the Company or any of its Restricted Subsidiaries after the Closing Date, such business or joint venture is primarily engaged in one or more Food-Related Businesses, then such acquired business or joint venture shall be deemed to be engaged in Food-Related Businesses.
“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary other than a Domestic Subsidiary.
“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the Accounting Standards Codification (“ASC”) maintained by the Financial Accounting Standards Board with additional guidance from opinions, pronouncements, accounting bulletins or guidelines from the Securities and Exchange Commission, the American Institute of Certified Public Accountants or in such other statements by such other entity as approved by a significant segment of the accounting profession, consistently applied. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (1) the amortization or write-off of any expenses incurred in connection with the issuance of the notes and the related refinancing transactions described elsewhere in this offering memorandum and (2) except as otherwise provided, the amortization or write-off of any amounts required or permitted by Statement of Financial Accounting Standards Nos. 141 and 142; provided that for the purposes of complying with Section 4.13, GAAP in effect on the date of such reports shall be applied.
“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.06(b), 2.06(d) or 2.06(f).
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided

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that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantor” means any Subsidiary of the Company (other than Chiquita) which provides a Subsidiary Guarantee with respect to the Notes, including any Person that is required after the Closing Date to execute a Subsidiary Guarantee of the Notes pursuant to Section 4.08 until such Person’s Subsidiary Guarantee is released in accordance with this Indenture or until a successor replaces such Person pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (2) other agreements or arrangements designed to protect against fluctuations in interest rates, currency exchange rates or specific financial and other similar risks (including commodity and fuel price risks).
“Holder” means a Person in whose name a Note is registered on the Registrar’s books.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, contingent or otherwise (but excluding accrued expenses and trade payables), in respect of:
(1)    borrowed money;
(2)    bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) or similar obligations (such as bank Guarantees), entered into in the ordinary course of business of such Person (and not for borrowed money) to the extent such letters of credit or similar obligations are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement;
(3)    banker’s acceptances;
(4)    Capital Lease Obligations and Attributable Debt;
(5)    the balance deferred and unpaid of the purchase price of any property (except any such balance that constitutes an accrued expense or trade payable) due more than six months after such property is acquired;
(6)    any Hedging Obligations, other than Hedging Obligations incurred in the ordinary course of business for the purpose of fixing or hedging interest rate risk, foreign currency risk or specific financial and other similar risks (including commodity and fuel risks) and not for speculative purposes; or

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(7)    all amounts outstanding and other obligations of such Person in respect of a Qualified Securitization Transaction;
if and to the extent any of the preceding (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.
In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) (the amount of such Indebtedness as of any date being deemed to be the lesser of the value of such property or assets as of such date or the principal amount of such Indebtedness of such other Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indenture Obligations” means the obligations of the Issuers and any other obligor under this Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture and the Notes and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Notes, according to the respective terms thereof.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” has the meaning set forth in the recitals hereto.
“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Goldman, Sachs & Co., Barclays Capital Inc., Rabo Securities USA, Inc., RB International Markets (USA) LLC and RBC Capital Markets, LLC
“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.
“Intercompany Debt Obligations” means any Indebtedness of the Company or any of its Restricted Subsidiaries which is owed to the Company or any of its Restricted Subsidiaries.
“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Closing Date, among Wells Fargo Bank, National Association, as agent for the lenders and the other secured parties under the Credit Agreement and the other related documents, the Trustee and the Collateral Agent, as acknowledged by the Issuers and the Guarantors, as amended, modified, restated, supplemented or replaced from time to time.
“interest” with respect to the Notes means interest and Additional Interest, if any, with respect thereto.

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“Interest Payment Date” means February 1 and August 1 of each year.
“Investment Grade” means (1) BBB- or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) and Baa3 or above, in the case of Moody’s (or its equivalent under any successor Rating Categories of Moody’s), or (2) the equivalent in respect of the Rating Categories of any other Rating Agencies, in each case, without regard to outlook.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, to the extent that such items are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that the advancement of funds by the Company or any of its Restricted Subsidiaries in the ordinary course of business to growers or suppliers of food-related products as advances against payment for such products shall not constitute an Investment. “Investments” shall also include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (2) the retention of the Equity Interests (or any other Investment) by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04, the amount of or a reduction in an Investment shall be equal to the Fair Market Value thereof at the time such Investment is made or reduced.
“Issuers” means Chiquita Brands International, Inc., a corporation incorporated under the laws of New Jersey, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and Chiquita Brands L.L.C., a limited liability company formed under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuers” shall mean each such successor Person.
“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.
“Lien” means any mortgage, lien, pledge, security interest, conditional sale or other title retention agreement, charge or other security interest or encumbrance of any kind in respect of any asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof; any option or other agreement to sell or give a security interest therein and any filing of, or agreement to file, any financing statement under the UCC (or equivalent statutes of any jurisdiction).
“Moody’s” means Moody’s Investors Service, Inc. and its successors.

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“Net Cash Proceeds” means:
(a)    with respect to any Asset Sale, means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions, any tax sharing arrangements and amounts used to repay Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and
(b)    with respect to any issuance or sale of Equity Interests, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.
“Non-recourse Indebtedness” means, with respect to any Person, Indebtedness of such Person as to which the Company and any Restricted Subsidiary may not be directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness except for a Lien on the capital stock of an Unrestricted Subsidiary to the creditors thereof which is not recourse to any other assets of the Company or a Restricted Subsidiary), and which, upon the occurrence of a default with respect to such Indebtedness, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment of Indebtedness of the Company or any Restricted Subsidiary to be accelerated or payable prior to its Stated Maturity.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Indenture Obligations and any Permitted Additional Pari Passu Obligations.

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“Notes” means any Note authenticated and delivered under this Indenture including Initial Notes, Exchange Notes and any Additional Notes.
“Noteholder Priority Collateral” has the meaning given such term by the Intercreditor Agreement.
“Obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
“Offering Memorandum” means the offering memorandum, dated January 29, 2013, relating to the sale of the Initial Notes.
“Offer to Purchase” means an offer to purchase Notes by the Issuers from the Holders commenced by mailing a notice to the Trustee and each Holder stating:
(1)    the covenant pursuant to which the offer to purchase is being made and that all notes validly tendered will be accepted for payment on a pro rata basis;
(2)    the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);
(3)    that any Note not tendered will continue to accrue interest pursuant to its terms;
(4)    that, unless the Issuers default in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;
(5)    that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled “Option of Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; and
(6)    that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

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On the Payment Date, the Issuers shall (a) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by the Issuers. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. The Issuers will publicly announce the results of an Offer to Purchase as soon as reasonably practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Issuers will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Issuers are required to repurchase Notes pursuant to an Offer to Purchase and if following that law or applicable securities laws and regulations conflicts with this Indenture, the Issuers will comply with the law and applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.
“Officer” means, with respect to the Issuers or the Guarantors, (i) the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, any Senior Vice President, any Vice President or the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.
“Officers’ Certificate” means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof or two officers listed in clause (i) of the definition thereof.
“OID Legend” means the legend set forth in Section 2.06(g)(iv) to be placed on all Notes issued under this Indenture that have more than a de minimis amount of original issue discount for U.S. federal income tax purposes.
“Opinion of Counsel” means a written opinion from legal counsel which is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or a Restricted Subsidiary.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Permitted Additional Pari Passu Obligations” means obligations under any Additional Notes or any other Indebtedness (whether or not consisting of Additional Notes) secured by the Note Liens under clause (5) of the definition of Permitted Liens; provided that (i) except in the case of Additional Notes, the trustee or agent under such Permitted Additional

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Pari Passu Obligation executes a joinder agreement to the Security Agreement agreeing to be bound thereby and (ii) the Issuers have designated such Indebtedness as “Permitted Additional Pari Passu Obligations” under the Security Agreement.
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Company’s common stock purchased by the Company in connection with the issuance of any Convertible Indebtedness (other than to the Company or any of its Affiliates); provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Company from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Company from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.
“Permitted Indebtedness” means Indebtedness that falls into any of the following categories:
(1)    Indebtedness of the Company or any of its Restricted Subsidiaries outstanding on the Closing Date;
(2)    the Notes offered hereby and the related Subsidiary Guarantees and the related Exchange Notes and Subsidiary Guarantees of such Exchange Notes to be issued in exchange thereof pursuant to the Registration Rights Agreement;
(3)    Indebtedness under Credit Facilities outstanding at any time in an aggregate amount not to exceed the greater of $220 million (less the aggregate principal amount of Indebtedness incurred by Securitization Entities and then outstanding pursuant to clause (12) of this definition of Permitted Indebtedness) and the Borrowing Base;
(4)    Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund (which shall include extensions, renewals, replacements, defeasances, discharges, deferrals, amendments, supplements and modifications), then outstanding Indebtedness (other than Indebtedness outstanding under clause (3), (5), (6), (7), (8), (9), (10), (11), (12), (13), (14), (15), (16), (17), (18) and (19)) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums (including tender premiums), accrued interest, defeasance costs, fees and expenses and, in the case of convertible Indebtedness, including any equity component representing the issuance date estimated fair value of the conversion feature); provided that (a) Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes or the applicable Subsidiary Guarantee shall only be permitted under this clause (4) if (x) in case the notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes or the applicable Subsidiary Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or the applicable Subsidiary Guarantee, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or the applicable Subsidiary Guarantee such new Indebtedness, by its terms or by the terms of any agreement or instrument

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pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or the applicable Subsidiary Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes, (b) such new Indebtedness, determined as of the date of incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and (c) Indebtedness of the Issuers or a Guarantor may only be refinanced with Indebtedness of the Issuers or a Guarantor;
(5)    Intercompany Debt Obligations between or among the Company and any of its Restricted Subsidiaries; provided that any subsequent issuance or transfer of any Equity Interests that results in such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary, (i) any sale or other transfer of such Indebtedness to a Person other than the Company or a Restricted Subsidiary shall each be deemed to be an incurrence of Indebtedness by the obligor if and to the extent that it is the Company or a continuing Restricted Subsidiary of the Company and (ii) any Indebtedness of the Issuers or a Guarantor owing to a Restricted Subsidiary that is not an Issuer or a Guarantor incurred after the Closing Date is unsecured and is subordinated in right to payment to the Notes and the Subsidiary Guarantee of such Guarantor, as the case may be;
(6)    Guarantees representing an Investment permitted by clause (10) or (11) of the definition of “Permitted Investment”;
(7)    Indebtedness of the Company or any of its Restricted Subsidiaries (including purchase money obligations and sale-leaseback transactions) secured by Liens on or to acquire the Fleet Assets and refinancings thereof in an aggregate amount outstanding at any time not to exceed $200 million less the aggregate amount of any Investments made (and then outstanding) pursuant clause (18) of the definition of Permitted Investments; provided that (x) the Company would be able to incur at least $1.00 of Indebtedness under the Fixed Charge Coverage Ratio set forth in Section 4.03(a), determined on a pro forma basis as if such transaction had occurred at the beginning of the immediately preceding four-quarter period or (y) the Fixed Charge Coverage Ratio for the Company, determined on a pro forma basis as if such transaction had occurred at the beginning of the immediately preceding four-quarter period, would be equal to or greater than the actual Fixed Charge Coverage Ratio for the Company for the immediately preceding four-quarter period; provided further, that for the purposes of calculating the Fixed Charge Coverage Ratio in clause (y) above, the calculation shall include as Fixed Charges operating lease expenses relating to vessels to be replaced by such acquired Fleet Assets;
(8)    additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate amount outstanding at any time not to exceed the greater of $50 million or 4% of Adjusted Consolidated Net Tangible Assets, including all Indebtedness incurred or issued to renew, refund, refinance, replace, defease or discharge any Indebtedness pursuant to this clause (8);

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(9)    Indebtedness represented by Guarantees by the Company or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred;
(10)    Indebtedness of the Company or any Restricted Subsidiary consisting of Guarantees, indemnities or obligations in respect of purchase price adjustments, holdbacks or contingency payments in connection with the acquisition or disposition of assets (other than Guarantees of Indebtedness by any Person acquiring such assets for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by the Company in connection with such disposition;
(11)    Indebtedness of the Company or any of its Restricted Subsidiaries in respect to performance bonds, bankers’ acceptances, workers compensation claims, bid, surety or appeal bonds payment obligations, earn-outs, insurance premium financing agreements, self-insurance or similar obligations, bank overdrafts and similar obligations in the ordinary course of business;
(12)    Indebtedness incurred by a Securitization Entity in connection with a Qualified Securitization Transaction that is Non-recourse Indebtedness with respect to the Company and its Restricted Subsidiaries (except for Standard Securitization Undertakings); provided, however, that in the event such Securitization Entity ceases to qualify as a Securitization Entity or such Indebtedness becomes recourse to the Company or any of its Restricted Subsidiaries, such Indebtedness will, in each case, be deemed to be, and must be classified by the Company as, incurred at such time (or at the time initially incurred) under one more of the other provisions of this definition or Section 4.03;
(13)    Indebtedness incurred by the Company or any Restricted Subsidiary (including Acquired Indebtedness, Capital Lease Obligations, sale-leaseback transactions, mortgage financings or purchase money obligations) and Disqualified Stock or preferred stock issued by the Company or any Restricted Subsidiary, in each case, for the purpose of financing all or any part of the purchase price, lease or cost of design, construction, installation or improvement of property (real or property), plant, equipment or other assets used in the business of the Company or any Restricted Subsidiary, in an aggregate principal amount, not to exceed the greater of $50 million or 4% of Adjusted Consolidated Net Tangible Assets at any time outstanding, including all Indebtedness and Disqualified Stock or preferred stock incurred or issued to renew, refund, refinance, replace, defease or discharge any Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (13);
(14)    the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations not for speculative purposes;
(15)    Indebtedness, other than in respect of borrowed money, and incurred in the ordinary course of business (including customer deposits and advance payments received; take-or-pay obligations contained in supply arrangements; and open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute

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exists and adequate reserves in conformity with GAAP have been established on the books of the Company or a Restricted Subsidiary);
(16)    Indebtedness representing deferred compensation to employees of the Company or any Restricted Subsidiary incurred in the ordinary course of business;
(17)    Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business to the extent not drawn upon or, if drawn upon, repaid within 5 days;
(18)    Indebtedness of Foreign Subsidiaries in an aggregate principal amount outstanding at any time not to exceed $5 million; and
(19)    Indebtedness constituting or arising under Bank Products incurred by the Company or any Restricted Subsidiary in the ordinary course of business.
“Permitted Investments” means, for any Person, Investments made on or after the Closing Date consisting of:
(1)    Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary (other than a Securitization Entity and other than a transfer of Noteholder Priority Collateral to a Restricted Subsidiary that is not a Guarantor) or in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company (other than a Securitization Entity) or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary thereof (other than a Securitization Entity);
(2)    cash or Temporary Cash Investments;
(3)    an Investment that is made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to, and in compliance with, Section 4.07;
(4)    Investments consisting of (a) loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business not to exceed $5 million in the aggregate at any one time outstanding and (b) loans to employees of the Company or its Restricted Subsidiaries for the sole purpose of purchasing equity of the Company not to exceed $5 million in the aggregate at any one time outstanding;
(5)    Investments existing on, or made pursuant to binding commitments existing on, the Closing Date (including the Company’s $18 million funding obligation for its joint venture with Danone disclosed in the Offering Memorandum), provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Closing Date or (b) as otherwise permitted under this Indenture;

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(6)    Investments of the Company or any Restricted Subsidiary in connection with Hedging Obligations that are incurred for the purpose of fixing or hedging risk and not for speculative purposes;
(7)    Investments consisting of endorsements for collection or deposit in the ordinary course of business;
(8)    Investments in suppliers or customers that are received in compromise or resolution of litigation, arbitration or other disputes or of obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuers, including pursuant to bankruptcy, receivership or similar proceedings or as a result of foreclosure on a secured Investment in a third party received in exchange for or cancellation of an existing obligation of such supplier or customer to the Company or a Restricted Subsidiary;
(9)    Investments paid for solely with Equity Interests (other than Disqualified Stock) of the Company;
(10)    Investments in any Person in an aggregate amount, as valued at the time each such Investment is made, not to exceed 4% of Adjusted Consolidated Net Tangible Assets at such time, so long as such Investments are in a Food-Related Business; provided that of that amount, no more than $5 million may be used for Investments in Unrestricted Subsidiaries;
(11)    Investments represented by Guarantees, other than the Subsidiary Guarantees, in an aggregate amount not to exceed $15 million;
(12)    deposits required by government agencies, public utilities or suppliers in the ordinary course of business;
(13)    prepaid expenses incurred in the ordinary course of business;
(14)    extensions of trade credit in the ordinary course of business recorded as accounts receivable;
(15)    Investments acquired after the Closing Date as a result of the acquisition by the Company or any Restricted Subsidiary of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by the Section 5.01 after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(16)    Investments with respect to performance bonds, bankers’ acceptance, workers’ compensation claims, surety or appeal bond payments, obligations in connection with self-insurance or similar obligations and bank overdrafts;
(17)    advancement of funds in the ordinary course of business to growers or suppliers of products for Food-Related Businesses as advances for such products;

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(18)    Investments in joint ventures, partnerships or otherwise to acquire, build, re-build, develop or improve Fleet Assets, not to exceed $200 million at any time outstanding less the aggregate amount of any Indebtedness incurred pursuant clause (7) of the definition of Permitted Indebtedness;
(19)    Investments by the Company or a Restricted Subsidiary in a Securitization Entity in connection with a Qualified Securitization Transaction, which Investment is in the good faith determination of the Company necessary or advisable to effect such Qualified Securitization Transaction;
(20)    Investments consisting of the licensing, sublicensing or contribution of intellectual property pursuant to joint marketing arrangements; provided that such licenses, sublicenses or contributions, individually or in the aggregate, do not materially adversely affect or reduce the value of the intellectual property retained by the Issuers or any Restricted Subsidiary; and
(21)    Investments (other than Investments specified in clauses (1) through (20) above) in an aggregate amount, as valued at the time each such Investment is made, not to exceed the greater of $35 million or 3% of Adjusted Consolidated Net Tangible Assets at any time after the Closing Date.
“Permitted Liens” means Liens that fit into any of the following categories:
(1)    any Lien with respect to the Credit Agreement or any other Credit Facility so long as the aggregate principal amount outstanding under the Credit Agreement or any successor Credit Facility that is secured pursuant to this clause (1) is incurred under and does not exceed the principal amount which could be borrowed under clause (3) of the definition of “Permitted Indebtedness”;
(2)    any Liens on assets of the Company or any Restricted Subsidiary existing on the Closing Date other than Liens securing the Credit Agreement;
(3)    Liens on assets acquired after the Closing Date that were existing at the time of the acquisition by the Company or any Restricted Subsidiary thereof; provided such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other assets;
(4)    Liens on assets to secure the purchase price of assets to be acquired and Indebtedness permitted by clause (13) of the definition of “Permitted Indebtedness”, which Liens cover only the assets acquired with such Indebtedness and proceeds or products of such property or assets or improvements of such property or assets);
(5)    Liens securing Permitted Additional Pari Passu Obligations in an aggregate amount not to exceed the greater of (x) $35 million and (y) an amount equal to the excess of the Secured Debt Cap on the date on which such Lien is to be incurred over the aggregate amount of consolidated Indebtedness of the Company and its Restricted

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Subsidiaries secured by a Lien then outstanding (treating the full principal amount then available for borrowing under the Credit Agreement as outstanding for this purpose);
(6)    Liens on an entity or its assets existing at the time the entity becomes a Restricted Subsidiary or is merged with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of its assets; provided that such Liens were in existence prior to the contemplation of such acquisition or merger and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary or is merged with the Company or any of its Restricted Subsidiaries;
(7)    statutory liens of landlords and carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens for amounts not overdue for more than 90 days or being contested in good faith by appropriate proceedings;
(8)    judgment Liens and other similar Liens arising in the ordinary course of business, provided that (a) the enforcement of the Liens is stayed, (b) the claims secured by the Liens are being actively contested, in good faith and by appropriate proceedings; and (c) the judgment would not otherwise constitute a Default or Event of Default under this Indenture;
(9)    Liens securing Intercompany Debt Obligations incurred in accordance with this Indenture (other than Liens in favor of a Securitization Entity);
(10)    Liens for taxes, assessments or governmental charges not yet due and payable or being contested in good faith, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
(11)    Liens on property of a Foreign Subsidiary to secure Indebtedness of that Foreign Subsidiary that is otherwise permitted under the terms of the Notes;
(12)    Liens on foreign bank accounts in accordance with customary banking practice;
(13)    easements, rights-of-way, restrictions and other similar encumbrances to the extent they are incurred in the ordinary course of business;
(14)    pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;
(15)    deposits and other Liens to secure letters of credit and bank Guarantees and the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other similar obligations incurred in the ordinary course of business;

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(16)    [Intentionally Left Blank];
(17)    Liens on the Fleet Assets so long as the aggregate principal amount of Indebtedness that is secured pursuant to this clause (17) is incurred under and does not exceed the principal amount which could be borrowed under clause (7) of the definition of “Permitted Indebtedness”;
(18)    judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been terminated or the period within which such proceedings may be initiated shall not have expired;
(19)    Liens to secure Hedging Obligations and obligations with respect to Bank Products, in each case, incurred in the ordinary course of business, and in the case of Hedging Obligations for the purpose of fixing or hedging interest rate risk, foreign currency risk or financial and other similar risks (including commodity and fuel price risks) and not for speculative purposes;
(20)    Liens in favor of customs and revenue authorities arising as a matter of law to serve as payment of custom duties in connection with the importation of goods;
(21)    leases, subleases or licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;
(22)    Liens arising from the filing of UCC financing statements regarding leases;
(23)    Liens in favor of the Company or a Restricted Subsidiary;
(24)    Liens securing Indebtedness which is incurred to refinance secured Indebtedness; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;
(25)    Liens created for the benefit of (or to secure) the Notes issued on the Closing Date or any Subsidiary Guarantees of the Notes issued on the Closing Date and the Exchange Notes and related Subsidiary Guarantees of such Exchange Note to be issued in exchange therefor pursuant to the Registration Rights Agreement;
(26)    Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
(27)    Liens on cash or other property arising in connection with the defeasance, discharge or redemption of Indebtedness, including the Notes;

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(28)    grants of software and other technology licenses in the ordinary course of business;
(29)    customary options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures or partnerships;
(30)    restrictions on dispositions of assets to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements;
(31)    Liens on Equity Interests in Unrestricted Subsidiaries;
(32)    Liens deemed to exist in connection with repurchase agreements and other similar investments to the extent such Investments are permitted under this Indenture;
(33)    statutory Liens of vendors of perishable agricultural commodities or the like (i) arising pursuant to the provisions of the Perishable Agricultural Commodities Act, 7 U.S.C. Section 499 and (ii) for amounts not overdue for more than 90 days or being contested in good faith by appropriate proceedings;
(34)    Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case transferred in connection with a Qualified Securitization Transaction; and
(35)    Liens not otherwise permitted by clause (1) through (34) above securing Indebtedness in aggregate principal amount at any time not to exceed $10 million.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Company’s common stock sold by the Company substantially concurrently with any purchase by the Company of a related Permitted Bond Hedge Transaction.
“Person” means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.
“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and related adjustments that are directly attributable to an acquisition that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the Calculation Date, and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the date of this Indenture and are described in a certificate delivered to the Trustee from the Company’s Chief Financial Officer that outlines the specific actions taken and the net cost savings achieved or to be achieved from each such action.

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“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Issuers or any Restricted Subsidiary pursuant to which (a) the Issuers or any Restricted Subsidiary may sell, convey or otherwise transfer to a Securitization Entity its interests in Receivables and Related Assets and (b) such Securitization Entity transfers to any other Person, or grants a security interest in, such Receivables and Related Assets, pursuant to a transaction customary in the industry which is used to achieve a transfer of financial assets under GAAP.
“Rating Agencies” means (1) S&P and Moody’s or (2) if S&P or Moody’s or both of them are not making ratings of the notes publicly available, a “nationally recognized statistical rating agency” within the meaning of Section 3(62) of the Exchange Act, as the case may be, selected by the Issuers, which will be substituted for S&P or Moody’s or both, as the case may be.
“Rating Category” means (1) with respect to S&P, any of the following categories (any of which may include a “+” or “-”): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories), (2) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories), and (3) the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable.
“Receivables and Related Assets” means any account receivable (whether now existing or arising thereafter) of the Issuers or any Restricted Subsidiary, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.
“Record Date” for the interest or Additional Interest, if any, payable on any applicable Interest Payment Date means the January 15 or July 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.
“Redemption Date” when used with respect to any Note to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption pursuant to this Indenture.
“Redemption Price” means, when used with respect to any Note to be redeemed, the price at which such Note is to be redeemed pursuant to this Indenture.
“Registration Rights Agreement” means (1) with respect to the Notes issued on the Closing Date, the Registration Rights Agreement, to be dated the Closing Date, among the Issuers, the Guarantors on the Closing Date and the Initial Purchasers and (2) with respect to any Additional Notes, any registration rights agreement among the Issuers, the Guarantors and the

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other parties thereto relating to the registration by the Issuers and the Guarantors of such Additional Notes under the Securities Act.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as appropriate.
“Regulation S Permanent Global Note” means a Global Note substantially in the form of Exhibit A-1 hereto, bearing the Global Note Legend, the OID Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.
“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A-2, bearing the OID Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.
“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(v) to be placed on the Regulation S Temporary Global Note.
“Replacement Assets” means, on any date, property or assets (other than current assets) of a nature or type or that are used in a business (or an Investment in a company having property or assets of a nature or type, or engaged in a business) similar or related or complementary to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on such date; provided that in the case of a sale of Noteholder Priority Collateral substantially all of such replacement property or assets constitute Noteholder Priority Collateral.
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend and the OID Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend and the OID Legend.

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“Restricted Investment” means an Investment made after the Closing Date other than Permitted Investments.
“Restricted Payment” means the Company or any of its Restricted Subsidiaries, directly or indirectly, does any of the following: (1) either (a) declares or pays any dividend on or makes any distribution in respect of its Equity Interests or to the direct or indirect holders of its Equity Interests in their capacity as such (other than dividends or distributions payable in its Equity Interests (other than Disqualified Stock) or to the Company or any of its Restricted Subsidiaries), or (b) purchases, redeems or retires for value Equity Interests of the Company (other than Equity Interests owned by the Company or any of its Restricted Subsidiaries); (2) makes any principal payment on or with respect to, or redeems, repurchases, defeases or otherwise acquires or retires for value prior to its scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or a Restricted Subsidiary that is contractually subordinated in right of payment to the Notes or any Subsidiary Guarantee (other than Intercompany Debt Obligations permitted under clause (5) of the definition of “Permitted Indebtedness”) or (3) makes any Restricted Investment. For the avoidance of doubt, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured, by virtue of being secured by different collateral or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them or with respect to control of remedies.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” means any Subsidiary of either the Company (including Chiquita) or Chiquita, other than an Unrestricted Subsidiary.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, and its successors.
“Sale and Leaseback Transactions” means, with respect to the Company or any Restricted Subsidiary, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred, provided the following shall be excluded from the definition: (1) a

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lease for a period, including renewal rights, of not in excess of four years, (2) the lease that secures or relates to industrial revenue or pollution control bonds, (3) the transaction that is solely between the Company and one or more Wholly-Owned Restricted Subsidiaries or solely between Wholly-Owned Restricted Subsidiaries, (4) a transaction that relates to ships, trucks, containers or other similar equipment purchased by the Company or its Restricted Subsidiary from a Person other than the Company or one of its Subsidiaries within 120 days prior to such sale-leaseback transaction, (5) any transaction in which the Company or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with Section 4.07 to the extent required thereby; or (6) any single transaction or series of related transactions that involve assets having a Fair Market Value of less than $5 million or the Company receives aggregate consideration of less than $5 million.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.
“Secured Debt Cap” means, on any date, an amount equal to 3.0 times the Consolidated Cash Flow of the Company and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which financial statements are available immediately preceding such date. For purposes of making the computation referred to above, (1) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations, since the beginning of the four-quarter period referred to above, shall be calculated on a pro forma basis (including Pro Forma Cost Savings to the extent such amounts are not included pursuant to clause (7) of the definition of Consolidated Cash Flow) as if they had occurred on the first day of the four-quarter period and Consolidated Cash Flow for such four-quarter period, (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of since the beginning of the four-quarter period referred to above, shall be excluded and (3) the full aggregate principal amount available for borrowing under the Credit Agreement will be deemed to be borrowed and outstanding on the date of such calculation.
“Securitization Entity” means a Subsidiary of the Company to which the Issuers or any Subsidiary of the Issuers transfers Receivables and Related Assets that engages in no activities other than in connection with the financing of Receivables and Related Assets and that is designated by the Company’s Board of Directors (as provided below) as a Securitization Entity and:
(a)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:
(1)    is Guaranteed by the Issuers or any Restricted Subsidiary (excluding Guarantees (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

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(2)    is recourse to or obligates the Issuers or any Restricted Subsidiary (other than such Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings; or
(3)    subjects any property or asset of the Issuers or any Restricted Subsidiary (other than such Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;
(b)    with which neither the Issuers nor any Restricted Subsidiary (other than such Securitization Entity) has any material contract, agreement, arrangement or understanding other than on terms not materially less favorable to the Issuers or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuers, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and
(c)    to which neither Issuer nor any Restricted Subsidiary (other than such Securitization Entity) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
Any designation of a Subsidiary as a Securitization Entity shall be evidenced to the Trustee by delivering to the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to the designation and an Officers’ Certificate certifying that the designation complied with the preceding conditions and was permitted by this Indenture.
“Securitization Fees” means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Entity in connection with any Qualified Securitization Transaction.
“Securitization Repurchase Obligation” means any obligation of a seller of Receivables and Related Assets in a Qualified Securitization Transaction to repurchase Receivables and Related Assets arising as a result of a breach of a representation, warranty or covenant or otherwise that are customary for an accounts receivable securitization transaction, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Security Agreement” means the Security Agreement, dated as of February 5, 2013, by and among the Issuers, the Guarantors and the Collateral Agent, as the same may be amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.
“Security Documents” means the Security Agreement, the Intercreditor Agreement and all of the security agreements, pledges, collateral assignments, mortgages, deeds of trust, trust deeds, certificates or other instruments evidencing or creating or purporting to create any security interests in favor of the Collateral Agent for its benefit and for the benefit of

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the Trustee and the Holders and the holders of any Permitted Additional Pari Passu Obligations, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.
“Senior Secured Note Documents” means this Indenture, the notes, the Subsidiary Guarantees and the Security Documents.
“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (1) for the most recent fiscal year of the Issuers, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuers or any Restricted Subsidiary that are reasonably customary in an accounts receivable securitization transaction, including without limitation, those relating to the servicing of the assets of a Securitization Entity; it being understood that any Securitization Repurchase Obligation that is customary in a Qualified Securitization Transaction shall be deemed to be a Standard Securitization Undertaking.
“Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.
“Subsidiary” means, with respect to any Person, any corporation or other entity more than fifty percent (50%) of whose Equity Interests having by the terms thereof, at that time, ordinary voting power to elect a majority of the directors (or comparable positions) of such entity is at the time owned by such Person directly or indirectly through Subsidiaries.
“Subsidiary Guarantee” means a Guarantee of the Notes in accordance with the terms of this Indenture.
“Temporary Cash Investments” means:
(1)    investments in marketable direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 18 months of the date of purchase;

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(2)    investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital and unimpaired surplus totaling more than $500,000,000 and rated at least A by S&P and A-2 by Moody’s (any such bank, an “Approved Bank”) maturing within 397 days of purchase;
(3)    repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (1) and (2) above entered into with any Approved Bank;
(4)    commercial paper or finance company paper issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-1 by S&P and P-2 by Moody’s, or A by S&P and A-2 by Moody’s, in each case maturing within 397 days of purchase;
(5)    Investments not exceeding 397 days in duration in money market funds that invest substantially all of such funds’ assets in the Investments described in the preceding clauses (1) through (4); and
(6)    in the case of the Company’s non-U.S. Restricted Subsidiaries, short-term investments made in the ordinary course of business or with a commercial bank organized under the laws of any foreign jurisdiction which is a member of the Organisation Economic Co-operation and Development, or a political subdivision of any such foreign jurisdiction, and having a combined capital and surplus of at least the equivalent of $100,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the Organisation Economic Co-operation and Development.
“Transfer Agent” means the Person specified in Section 2.03 as the Transfer Agent, and any and all successors thereto, to receive on behalf of the Registrar any Notes or Exchange Notes for transfer or exchange pursuant to this Indenture.
“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to February 1, 2016; provided, however, that if the period from the Redemption Date to February 1, 2016 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such date of redemption to February 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

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“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Closing Date.
“Trust Monies” means all cash and Temporary Cash Investments:
(1)    received by the Issuers upon the release of Collateral from the Lien under this Indenture or the Security Documents in connection with any Asset Sale; provided that any such cash or Temporary Cash Investments remaining after consummation of an Offer to Purchase pursuant to Section 4.07 shall cease to be Trust Monies; or
(2)    received by the Collateral Agent as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Collateral Agent or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Security Documents;
provided, however, that Trust Monies shall in no event include (i) any property deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of notes, for the satisfaction and discharge of this Indenture or to pay the purchase price of the notes and any Permitted Additional Pari Passu Obligations pursuant to an Offer to Purchase in accordance with the terms of this Indenture, (ii) any cash received or applicable by the Trustee in payment of its fees and expenses or, (iii) prior to the Discharge of ABL Obligations, any amounts attributable to ABL Priority Collateral.
“Trustee” means Wells Fargo Bank, National Association, as trustee, until a successor replaces it in accordance with Section 7.08 and thereafter means the successor serving hereunder.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A attached hereto, that bears the Global Note Legend and the OID Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

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“Unrestricted Subsidiary” means (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Equity Interests of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “incurrence” of such Indebtedness and an “Investment” by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04 and (C) if applicable, the incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 4.03 and Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if incurred at such time, have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of this Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.
“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

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“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding capital stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.
SECTION 1.02    Other Definitions.

Term	Defined in Section
“Authentication Order”	2.02
“Change of Control Purchase Price”	4.09
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.07
“Guaranteed Indebtedness”	4.08
“Note Register”	2.03
“Pari Passu Indebtedness”	4.07
“Paying Agent”	2.03
“Registrar”	2.03
“Reinstatement Date”	4.20
“Surviving Entity”	5.01
“Surviving Guarantor Entity”	5.01
“Suspended Covenants”	4.20
“Suspension Period”	4.20

SECTION 1.03    Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.
The following Trust Indenture Act terms used in this Indenture have the following meanings:
“indenture securities” means the Notes;
“indenture security holder” means a Holder of a Note;
“indenture to be qualified” means this Indenture;
“indenture trustee” or “institutional trustee” means the Trustee; and
“obligor” on the Notes and the Subsidiary Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

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All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.
SECTION 1.04    Rules of Construction.
Unless the context otherwise requires:
(a)    a term has the meaning assigned to it;
(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)    “or” is not exclusive;
(d)    words in the singular include the plural, and in the plural include the singular;
(e)    “will” shall be interpreted to express a command;
(f)    provisions apply to successive events and transactions;
(g)    references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(h)    unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;
(i)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision; and
(j)    “including” means “including without limitation.”
SECTION 1.05    Acts of Holders.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to

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Section 7.01) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 1.05.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
(c)    The ownership of Notes shall be proved by the Note Register.
(d)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.
(e)    The Issuers may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuers prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.
(f)    Without limiting the generality of the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.
(g)    Without limiting the generality of the foregoing, a Holder, including DTC, that is the Holder of a Global Note may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC, as the Holder of a Global Note, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

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(h)    The Issuers may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.
ARTICLE 2

THE NOTES
SECTION 2.01    Form and Dating; Terms.
(a)    General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
(b)    Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.
Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

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(c)    Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
The Notes shall be subject to repurchase by the Issuers pursuant to an Offer to Purchase as provided in Section 4.07 or Section 4.09. The Notes shall not be redeemable, other than as provided in Article 3 and Section 4.09.
Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuers without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than with respect to the purchase price thereof and the date from which the interest accrues) as the Initial Notes; provided that the Issuers’ ability to issue Additional Notes shall be subject to the Issuers’ compliance with Section 4.03 and Section 4.06. The Notes and any Additional Notes shall be substantially identical other than the issuance dates, offering price, transfer restrictions and, if applicable, the date from which interest shall accrue. The Additional Notes shall be secured, equally and ratably with the Notes and any Permitted Additional Pari Passu Obligations, by the Note Lien on the Collateral. Except as described under Article 9, the Initial Notes and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase, and shall vote together with any Exchange Notes. Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any Additional Notes that are actually issued. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.
(d)    Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.
SECTION 2.02    Execution and Authentication.
At least one Officer shall execute the Notes on behalf of the Issuers by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

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A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form provided for in Exhibit A attached hereto, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
On the Closing Date, the Trustee shall, upon receipt of the Issuers’ order (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall upon an Authentication Order authenticate and deliver any (i) Additional Notes and (ii) Exchange Notes or private exchange notes for issue only in an Exchange Offer or a private exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes. Such Authentication Order shall specify the amount of the Notes to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.01, shall certify that such issuance is in compliance with Section 4.03 and Section 4.06.
The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.
SECTION 2.03    Registrar and Paying Agent.
The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”), including an office or agency for such purposes in the City of New York, which shall initially be the corporate trust office of the Trustee located in the City of New York. The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without prior notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Either Issuer or any of their Subsidiaries may act as Paying Agent or Registrar.
The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
The Issuers initially appoint the Trustee to act as the Paying Agent, Registrar and Transfer Agent for the Notes and the Registrar to act as Custodian with respect to the Global Notes.

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SECTION 2.04    Paying Agent to Hold Money in Trust.
The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than an Issuer or a Subsidiary) shall have no further liability for the money. If an Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.
SECTION 2.05    Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with Trust Indenture Act Section 312(a).
SECTION 2.06    Transfer and Exchange.
(a)    Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Note and the Issuers fail to appoint a successor Depositary within 90 days or (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) or (ii) above and pursuant to Section 2.06(c), (e) or (f). A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Sections 2.06(b), (c) and (f).

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(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903; provided, further, that in no event shall a beneficial interest in an Unrestricted Global Note be credited, or an Unrestricted Definitive Note be issued, to a Person who is an affiliate (as defined in Rule 144) of the Issuers. Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the

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Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).
(iii)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:
(A)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or
(B)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
(iv)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and:
(A)    such exchange or transfer is effected pursuant to the Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;
(B)    such transfer is effected pursuant to the Shelf Registration Statement in accordance with a Registration Rights Agreement;
(C)    such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or
(D)    the Registrar receives the following:

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(1)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(2)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.
(i)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in clauses (i) or (ii) of Section 2.06(a) and receipt by the Registrar of the following documentation:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

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(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(C)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)    if such beneficial interest is being transferred to the Issuers or any of their Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof;
(F)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof; or
(G)    if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuers shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend, the OID Legend and the Regulation S Temporary Global Note Legend, as applicable, and shall be subject to all restrictions on transfer contained therein.
(ii)    Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C), a beneficial interest in

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the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(iii)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in clauses (i) or (ii) of Section 2.06(a) and if:
(E)    such exchange or transfer is effected pursuant to the Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;
(F)    such transfer is effected pursuant to the Shelf Registration Statement in accordance with a Registration Rights Agreement;
(G)    such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with a Registration Rights Agreement;
(H)    the Registrar receives the following:
(1)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(2)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of

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Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iv)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in clauses (i) or (ii) of Section 2.06(a) and satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuers shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.
(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.
(i)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(C)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(D)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(E)    if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

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(F)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
(G)    if such Restricted Definitive Note is being transferred to the Issuers or any of their Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(H)    if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note and, in the case of clause (C) above, the applicable Regulation S Global Note.
(ii)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
(I)    such exchange or transfer is effected pursuant to the Exchange Offer in accordance with a Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;
(J)    such transfer is effected pursuant to the Shelf Registration Statement in accordance with a Registration Rights Agreement;
(K)    such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with a Registration Rights Agreement;
(L)    the Registrar receives the following:
(1)    if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted

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Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(2)    if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(iii)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional

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certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):
(i)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(M)    if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(N)    if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or
(O)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.
(ii)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
(A)    such exchange or transfer is effected pursuant to the Exchange Offer in accordance with a Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;
(B)    any such transfer is effected pursuant to the Shelf Registration Statement in accordance with a Registration Rights Agreement;
(C)    any such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or
(D)    the Registrar receives the following:

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(1)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(2)    if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)    Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the applicable principal amount. Any Notes that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes issued in connection with an Exchange Offer, shall be treated as a single class of securities under this Indenture.
(g)    Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:
(i)    Private Placement Legend.
(A)    Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange

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therefor or substitution therefor) shall bear the legend in substantially the following form:
“THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT:
(A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY:
(i)(a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT “RULE 144A”) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL AND OTHER CERTIFICATIONS AND DOCUMENTS IF THE ISSUERS SO REQUEST),

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(ii) TO AN ISSUER, OR
(iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND IN EACH CASE SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS SECURITY BY THE HOLDER OR BY ANY INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL; AND
(B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.”
(B)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
(ii)    Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR

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DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(iii)    IAI Note Legend. Each Definitive Note held by an Institutional Accredited Investor shall bear a legend in substantially the following form:
“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”
(iv)    OID Legend. Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear a legend in substantially the following form:
“THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, CLOSING DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUERS AT THE FOLLOWING ADDRESS: CHIQUITA BRANDS INTERNATIONAL, INC., 550 SOUTH CALDWELL STREET, CHARLOTTE, NC, 28202, ATTENTION: GENERAL COUNSEL.”
(v)    Regulation S Temporary Global Note Legend. Each temporary Note that is a Global Note issued pursuant to Regulation S shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED,

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EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.
NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.”
(h)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction. If the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(i)    General Provisions Relating to Transfers and Exchanges.
(i)    To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
(ii)    No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 4.07, 4.09 and 9.05).
(iii)    Neither the Registrar nor the Issuers shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(iv)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

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(v)    The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of mailing of notice of redemption of Notes for redemption under Section 3.02 and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.
(vi)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest (including Additional Interest, if any) on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.
(vii)    Upon surrender for registration of transfer of any Note at the office or agency of the Issuers designated pursuant to Section 2.03, the Issuers shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.
(viii)    At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of this Section 2.06.
(ix)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
(x)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including transfers between or among Depository participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(xi)    Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

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SECTION 2.07    Replacement Notes.
If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge for their expenses in replacing a Note.
Every replacement Note is a contractual obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
SECTION 2.08    Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note.
If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
SECTION 2.09    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, or by any Affiliate of the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuers or any obligor upon the Notes or any Affiliate of the Issuers or of such other obligor.

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SECTION 2.10    Temporary Notes.
Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.
SECTION 2.11    Cancellation.
The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Trustee shall deliver certification of the disposition of all cancelled Notes to the Issuers upon the Issuers’ written request. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.
SECTION 2.12    Defaulted Interest.
If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes. The Issuers shall notify the Trustee in writing of the amount of defaulted interest to be paid on each Note and the date of payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuers of such special record date. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

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Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
SECTION 2.13    CUSIP and ISIN Numbers.
The Issuers in issuing the Notes may use either or both CUSIP or ISIN numbers (if then generally in use) and, if so, the Trustee shall use such CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.
ARTICLE 3

REDEMPTION
SECTION 3.01    Notices to Trustee.
If the Issuers elect to redeem Notes pursuant to Section 3.07, they shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed and the clause of this Indenture pursuant to which redemption shall occur.
The Issuers shall give each notice provided for in this Section 3.01 in an Officers’ Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).
SECTION 3.02    Selection of Notes to Be Redeemed or Purchased.
If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in compliance with the requirements, as certified to it by the Issuers, of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange or automated quotation system, pro rata, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate in accordance with the Applicable Procedures; provided that no Note of $2,000 in principal amount or less shall be redeemed in part.

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The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of $2,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $2,000 in principal amount or any integral multiple $1,000 in excess thereof) of Notes that have denominations larger than $2,000 in principal amount. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuers and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.
SECTION 3.03    Notice of Redemption.
With respect to any redemption of Notes pursuant to Section 3.07, at least 30 days but not more than 60 days before a Redemption Date, the Issuers shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed.
The notice shall identify the Notes to be redeemed and shall state:
(i)    the Redemption Date;
(j)    the Redemption Price;
(k)    the name and address of the Paying Agent;
(l)    that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;
(m)    that, unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;
(n)    that, if any Note is being redeemed in part, the portion of the principal amount (equal to $2,000 in principal amount or any integral multiple of $1,000 in excess thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued; and
(o)    that, if any Note contains a CUSIP or ISIN number as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes.
At the Issuers’ request (which request may be revoked by the Issuers at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Issuers. If, however, the Issuers give such notice to the Holders, the

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Issuers shall concurrently deliver to the Trustee an Officers’ Certificate stating that such notice has been given.
Any notice of redemption may, at the discretion of the Issuers, be subject to one or more conditions precedent, including any sale of Equity Interests. If a redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed. In the event that any condition precedent included in a redemption notice fails to be satisfied by the applicable Redemption Date, the Issuers may revoke such redemption notice or delay the applicable Redemption Date by delivering notice to the Trustee and each Holder whose notes were called for redemption of such revocation or delay and, in the case of a delay, of the new Redemption Date.
SECTION 3.04    Effect of Notice of Redemption.
Subject to the last paragraph of Section 3.03, once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.
Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.
SECTION 3.05    Deposit of Redemption or Purchase Price.
On or prior to 11:00 a.m., New York City time, on any Redemption Date, the Issuers shall deposit with the Paying Agent (or, if an Issuer or a Subsidiary is acting as Paying Agent, it shall segregate and hold in trust as provided in Section 2.04) money sufficient to pay the Redemption Price of and accrued interest (up to but not including the Redemption Date) on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.
SECTION 3.06    Notes Redeemed or Purchased in Part.
Upon surrender of any Note that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate and deliver to the Holder without service charge, a new Note equal in principal amount to the unredeemed portion of such surrendered Note.
SECTION 3.07    Optional Redemption.
(a)    At any time on or prior to February 1, 2016 the Notes may be redeemed, in whole or in part, on one or more occasions at the option of the Issuers, at a Redemption Price

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equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the Redemption Date.
(b)    The Issuers may redeem the Notes at any time, and from time to time, on or after February 1, 2016 and prior to maturity, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s last address, as it appears in the Note Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12 month period commencing on February 1 of the years set forth below:

Year	Redemption Price

2016	105.906%
2017	103.938%
2018	101.969%
2019 and thereafter	100.000%

(c)    In addition, at any time prior to February 1, 2016 the Issuers may redeem on one or more occasions up to 35% of the aggregate principal amount of the Notes originally issued (calculated after giving effect to the issuance of any Additional Notes) with the Net Cash Proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of the Company at a redemption price of 107.875% of their principal amount, plus accrued interest to, but not including, the Redemption Date; provided that at least 65% of the aggregate principal amount of Notes originally issued (calculated after giving effect to the issuance of any Additional Notes) remains outstanding after each such redemption and notice of any such redemption is mailed within 180 days of each such sale of Equity Interests.
(d)    At any time during each 12 consecutive month period ending on the day immediately preceding the first, second or third anniversary of the Closing Date, the Issuers, at their option, may redeem a portion of the Notes at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest to (but not including) the Redemption Date; provided, that the maximum aggregate principal amount of the Notes that may be redeemed during each such 12 consecutive month period shall not exceed 10% of the aggregate principal amount of the Notes originally issued under this Indenture (calculated after giving effect to the issuance of any Additional Notes).
(e)    In addition to the Issuers’ rights to redeem the Notes as set forth above, the Issuers may purchase Notes in open-market transactions, tender offers or otherwise.
SECTION 3.08    Mandatory Redemption

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The Issuers will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
Subject to the last paragraph of Section 3.03, if notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Issuers shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Issuers at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.
ARTICLE 4

COVENANTS
SECTION 4.01    Payment of Principal, Premium and Interest.
The Issuers shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Issuers or a Subsidiary of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.04. As provided in Section 6.12, upon any bankruptcy or reorganization procedure relative to the Issuers, the Trustee shall serve as the Paying Agent, if any, for the Notes.
The Issuers shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.
SECTION 4.02    Corporate Existence.
Subject to Article 5 of this Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each Restricted Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Company and each Restricted Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance

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or preservation thereof is no longer desirable or necessary in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.
SECTION 4.03    Limitation on Indebtedness.
(a)    The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or Guarantee the payment of any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred stock to any Person other than to the Company or its Restricted Subsidiaries unless, after giving effect to the transaction, its Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding the transaction for which financial statements are available immediately preceding the date of such transaction, taken as a single period, is 2.0 to 1 or greater, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred or the Disqualified Stock (or the preferred stock, if applicable) had been issued, as the case may be, at the beginning of such four-quarter period.
For purposes of determining any particular amount of Indebtedness under this Section 4.03, (x) obligations which constitute Indebtedness of more than one entity only need to be counted once, and (y) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.03: if an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or may be incurred under the Fixed Charge Coverage Ratio, the Company may classify (and from time to time may reclassify, including pursuant to the Fixed Charge Coverage Ratio) the Indebtedness in its sole discretion.
The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred.
(b)    Notwithstanding any other provision of this Section 4.03, (i) the maximum amount of Indebtedness that may be incurred pursuant to this Section 4.03 will not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies between the dates such non-dollar Indebtedness was incurred and the measurement date for purposes of this provision and (ii) a change in GAAP that results in

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an obligation of the Company or any Restricted Subsidiary that exists at the time of such change, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.
(c)    The amount of any Indebtedness outstanding as of any date will be: (i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and (ii) the principal amount of the Indebtedness, the case of any other Indebtedness.
(d)    The Issuers and the Guarantors will not incur any Indebtedness if such Indebtedness is subordinate in right of payment to any other Indebtedness unless such Indebtedness is also subordinate in right of payment to the notes or the applicable Subsidiary Guarantee to the same extent. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured, by virtue of being secured by different collateral or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them or with respect to control of remedies.
SECTION 4.04    Limitation on Restricted Payments.
(j)    The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make any Restricted Payment unless, at the time and after giving effect to the proposed Restricted Payment, the following conditions are met:
(i)    no Default or Event of Default under this Indenture shall have occurred and be continuing (or would result therefrom);
(ii)    after giving effect to any proposed Restricted Payment the Company would be able to incur at least $1.00 of Indebtedness under the Fixed Charge Coverage Ratio described under Section 4.03(a); and
(iii)    such payment, along with the aggregate amount of all Restricted Payments declared or made on or after the Closing Date (excluding any Restricted Payment that is an Excluded Payment permitted by clauses (ii), (iii), (iv), (vii), (xiv), (xv) and (xviii) of the next succeeding paragraph), may not exceed the sum of:
(A)    50% of the Company’s total Consolidated Net Income accrued on a cumulative basis during the period beginning on the Closing Date and ending on the last day of its last fiscal quarter ending prior to the date of the proposed Restricted Payment for which financial statements of the Company are available (or if such aggregate cumulative Consolidated Net Income is a loss, minus 100% of such loss); plus
(B)    100% of (A) the aggregate Net Cash Proceeds and Fair Market Value of marketable securities received by the Company on or after the Closing Date (i) as capital contributions or (ii) from the issuance

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and sale of (x) Equity Interests of the Company to any Person or entity other than a Subsidiary of the Company, excluding the issuance or sale of Disqualified Stock or (y) any other securities of the Company, upon the conversion or exchange of such securities into Equity Interests of the Company (including upon conversion of Indebtedness or upon conversion or exercise of options or warrants), other than Disqualified Stock, and (B) the Fair Market Value of any Replacement Assets to the extent acquired in consideration of the issuance of Equity Interests of the Company, other than Disqualified Stock, or as a capital contribution to the Company; plus
(C)    to the extent that any Restricted Investment that was made after the Closing Date is sold for cash or repaid (whether through interest payments, principal payments, dividends or other distributions), the lesser of (i) the amount received in cash from such sale or repayment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus
(D)    to the extent that any Restricted Investment was made in an Unrestricted Subsidiary or other entity after the Closing Date and such Unrestricted Subsidiary or other entity is redesignated as or becomes a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Investment in such Subsidiary on the date of such redesignation and (ii) the initial amount of such Restricted Investment.
(k)    The provisions of Section 4.04(a) shall not prohibit the following (the “Excluded Payments”):
(i)    the payment of any dividend or redemption of any contractually subordinated Indebtedness within 60 days after such dividend was declared or irrevocable and unconditional notice of such redemption was given, if at the date of such declaration or notice, the payment or redemption would have been permitted;
(ii)    the making of any Investment or the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests of the Company (or Indebtedness that is subordinated to the notes or any Subsidiary Guarantee) in exchange for, or out of or with the proceeds of the sale (other than to a Subsidiary of the Company) of, any Equity Interests of the Company (other than any Disqualified Stock) or in exchange for, or out of or with the proceeds of a capital contribution to the Company; provided that, in each such case, the amount of any such proceeds that are so utilized shall be excluded from Section 4.04(a)(iii)(B);
(iii)    the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness of the Company or a Restricted Subsidiary that is subordinated to the Notes or any Subsidiary Guarantee, including premium, if any, and

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accrued interest, with the proceeds of, or in exchange for, Indebtedness incurred under clause (4) of the definition of “Permitted Indebtedness”;
(iv)    the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its common Equity Interests to the extent such payments are made on a pro rata basis;
(v)    the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any current or former director, officer, employee, consultant or agent of the Company (or any of its Subsidiaries) pursuant to any management equity subscription agreement, stock option agreement or other employee benefit plan or arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5 million in any calendar year (with unused amounts in any calendar year being carried over to the next calendar year);
(vi)    the periodic purchase of Equity Interests of the Company for contribution to employee benefit plans not to exceed $5 million in any calendar year (with unused amounts in any calendar year being carried over to the next calendar year);
(vii)    the purchase of Equity Interests of the Company deemed to occur upon the exercise of stock options or warrants if such Equity Interests represent all or a portion of the exercise price of (or taxes in respect of the exercise of) such options or warrants and payments made or expected to be made by the Company or any Restricted Subsidiary in respect of withholding or similar taxes payable or expected to be payable upon the exercise of stock options or vesting of Equity Interests by or in any current or former director, officer, employee, consultant or agent of the Company, any of its Restricted Subsidiaries, or any direct or indirect parent of the Company (or their respective estates or immediate family members);
(viii)    distributions or payments of Securitization Fees and purchases of Receivables and Related Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Transaction;
(ix)    [Intentionally Left Blank];
(x)    a Restricted Subsidiary of the Company purchasing, redeeming or retiring for value Equity Interests of such Restricted Subsidiary from a Person other than an Affiliate of the Company;
(xi)    the repurchase by the Issuers of outstanding Equity Interests of the Company in an aggregate amount not to exceed $20 million;
(xii)    so long as no Default or Event of Default shall have occurred and be continuing (or would result therefrom), cash dividends on Equity Interests of the

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Company not to exceed $10 million in any calendar year; provided that at the time of declaration of such dividend and after giving effect thereto, the Company’s Consolidated Leverage Ratio is no greater than 3.0 to 1.0;
(xiii)    so long as no Default or Event of Default shall have occurred and be continuing (or would result therefrom), any Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (xiii) on or after the Closing Date, does not exceed $25 million;
(xiv)    cash payments, dividends, distributions, advances or other Restricted Payments by the Company or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares of capital stock of any such Person in connection with any transaction not otherwise prohibited by this Indenture;
(xv)    the repurchase, redemption or other acquisition or retirement for value of any Indebtedness of the Company or any Restricted Subsidiary that is subordinated to the notes or any Subsidiary Guarantee pursuant to provisions similar to Section 4.07 or Section 4.09; provided that all Notes tendered by Holders in connection with an applicable Offer to Purchase have been repurchased, redeemed or acquired for value;
(xvi)    any payments made in connection with any Permitted Bond Hedge Transactions;
(xvii)    any payments made (A) to exercise or settle any Permitted Warrant Transaction (I) by set-off against any related Permitted Bond Hedge Transaction or (II) with cash payments in an aggregate amount not to exceed the aggregate amount of any payments received by the Company or any Restricted Subsidiary pursuant to the exercise or settlement of any related Permitted Bond Hedge Transaction or (B) to terminate any Permitted Warrant Transactions; or
(xviii)    so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any preferred stock of any Restricted Subsidiary of the Company issued on or after the Closing Date in accordance with Section 4.03.
The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or Restricted Subsidiary, as the case may be. If a Restricted Payment is not made in cash, its value, if in excess of $25 million, must be determined by the Company’s Board of Directors as evidenced by a resolution of the Board of Directors. For purposes of determining compliance with this Section 4.04, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (i) through (xviii) above, or is entitled to be made pursuant to Section 4.04(a), the Company will be permitted to classify such Restricted Payment on the date it is made, or later

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reclassify all or a portion of such Restricted Payment, in any manner that complies with this covenant.
SECTION 4.05    Limitation on Transactions with Affiliates.
The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company unless the following conditions are met:
(b)    the transaction or series of transactions must be on terms which are not materially less favorable to the Company or the Restricted Subsidiary, taken as a whole, as would be available in a comparable transaction with an unrelated third party; and
(c)    if the transaction or series of transactions involves aggregate payments of $20 million or more, then the transaction or series of transactions must be approved by the Company’s Board of Directors, including the approval of a majority of directors who are disinterested in the transaction or transactions being approved.
However, this provision does not apply to:
(1)    any employment or severance arrangement or transactions relating to benefit plans or similar arrangements with any employee, contractor, consultant or director of the Company or any Restricted Subsidiary approved by the Company’s Board of Directors;
(2)    payment of reasonable and customary fees, benefits and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees, contractors or consultants of the Company or any Restricted Subsidiary;
(3)    loans and advances (or cancellations of loans or advances) to employees, consultants, directors and officers of the Company or any Subsidiary in the ordinary course of business otherwise permitted pursuant to the terms of the notes and applicable law;
(4)    Restricted Payments that are permitted by Section 4.04 or Permitted Investments;
(5)    issuances of Equity Interests (other than Disqualified Stock) of the Company by the Company and the granting or performance of registration rights;
(6)    any transaction between or among the Company and one or more Restricted Subsidiaries of the Company or among one or more Restricted Subsidiaries of the Company;
(7)    any transaction with any Person solely in its capacity as a holder of Indebtedness or Equity Interests of the Company or any of its Restricted Subsidiaries, if

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such person is treated no more favorably than any other holder of Indebtedness or Equity Interest of the Company;
(8)    any agreement as in effect on the Closing Date or any amendment thereto or renewal or modification thereof, so long as the amendment, renewal or modification is not materially more disadvantageous to the Holders, taken as a whole, than the agreement existing on Closing Date (as determined in good faith by the Company);
(9)    any transaction or series of transactions involving aggregate consideration not to exceed $10 million;
(10)    transactions with (i) customers, clients, suppliers, joint ventures, joint venture partners, partnerships, partners, or purchasers or sellers of goods or services that so long as the terms of any such transactions meet the requirements of clause (a) of the first paragraph of this covenant (as determined by the Company in good faith) and (ii) transactions with joint ventures, joint venture partners, partnerships or partners so long as the terms of any such transactions, taken as a whole, are not materially less favorable to the Company or its Restricted Subsidiary participating in such joint venture or partnership than they are to other comparable joint venture participants or partners (as determined by the Company in good faith);
(11)    transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or the relevant Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;
(12)    transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
(13)    any Qualified Securitization Transaction; and
(14)    pledges of Equity Interests of Unrestricted Subsidiaries.
SECTION 4.06    Limitation on Liens.
The Company will not, and will not permit any Restricted Subsidiary to, create, assume, incur or permit any Lien upon any of their assets, except for Permitted Liens.
SECTION 4.07    Limitation on Sale of Assets.
(a)    The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of,

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(ii) at least 75% of the consideration received consists of (A) cash or Temporary Cash Investments, (B) the assumption or discharge of unsubordinated Indebtedness of the Company or any Restricted Subsidiary or other liabilities of the Company or a Restricted Subsidiary (in each case, other than Indebtedness or other liabilities owed to the Company or any Affiliate of the Company), provided that the Company or such Restricted Subsidiary is irrevocably and unconditionally released or discharged from all liability under such Indebtedness or other liabilities, (C) Replacement Assets, or (D) Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received since the Closing Date pursuant to this clause (D) not to exceed $75 million (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), plus net reductions in any such Designated Non-cash Consideration as a result of sales, repayments, dispositions or other amortizations for cash, in an amount not to exceed the lesser of (x) the amount of cash received, less the cost of disposition, and (y) the Fair Market Value of such Designated Non-cash Consideration at the time received and (iii) if such Asset Sale involves the disposition of Noteholder Priority Collateral or, after the Discharge of ABL Obligations, the disposition of ABL Priority Collateral, the Net Cash Proceeds thereof shall be paid directly by the purchaser of the Collateral to the Collateral Agent for deposit into the Collateral Account pending application in accordance with the provisions described below, and, if any property other than cash or Temporary Cash Investments is included in such Net Cash Proceeds, substantially all of such property shall be made subject to the Note Liens. For purposes of this provision, any securities, notes or other obligations received by the Company or any such Restricted Subsidiary that are converted by the Company or such Restricted Subsidiary into cash within 180 days after receipt (to the extent of the cash received in such conversion) shall be deemed to be cash.
(b)    Within 12 months after the Company’s or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale, the Company or such Restricted Subsidiary, at its option, may apply the Net Cash Proceeds from such Asset Sale to:
(iv)    to the extent such Net Cash Proceeds constitute proceeds from the sale of (x) ABL Priority Collateral or assets that are not Collateral, to repay permanently any Indebtedness under the Credit Agreement or any other Credit Facility then outstanding as required by the terms thereof (and to effect a permanent reduction in the availability under the Credit Agreement or any other Credit Facility), (y) assets of a Restricted Subsidiary that is not a Guarantor, to repay Indebtedness of a Restricted Subsidiary that is not a Guarantor, or (z) Noteholder Priority Collateral, to repay permanently any other Permitted Additional Pari Passu Obligations if the Issuers substantially concurrently reduce amounts outstanding under the Notes on a pro rata basis by making an Offer to Purchase, in accordance with the procedures set forth below, to all Holders to purchase the pro rata portion of the aggregate principal amount Notes at a purchase price equal to 100% of the principal amount thereof;
(v)    acquire (or enter into a legally binding agreement to acquire), all or substantially all of the assets of a Food-Related Business, or capital stock of (x) a

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Restricted Subsidiary from a Person other than the Company or a Restricted Subsidiary or (y) a Person engaged in such a business in an amount that will cause such Person to become a Restricted Subsidiary (or in the case of an Asset Sale of ABL Priority Collateral, to acquire additional Collateral); provided that to the extent such Net Cash Proceeds are received in respect of Noteholder Priority Collateral, such Net Cash Proceeds are applied to acquire assets substantially all of which constitute Noteholder Priority Collateral;
(vi)    make a capital expenditure (or enter into a legally binding agreement to make such a capital expenditure); provided that to the extent such Net Cash Proceeds are received in respect of Noteholder Priority Collateral, such expenditures shall relate to Noteholder Priority Collateral;
(vii)    invest the Net Cash Proceeds (or enter into a legally binding agreement to invest) in Replacement Assets; provided that to the extent such Net Cash Proceeds are received in respect of Noteholder Priority Collateral, substantially all of such Replacement Assets constitute Noteholder Priority Collateral; and
(viii)    do any combination of the foregoing;
provided that the Company and its Restricted Subsidiaries will be deemed to have complied with the provisions described in clauses (ii), (iii) and (iv) above, if and to the extent that, within 12 months after the receipt of such Net Cash Proceeds, the Company (or one or more of its Restricted Subsidiaries) has entered in to and not abandoned or rejected a binding agreement to apply such Net Cash Proceeds in accordance with the provisions described in clauses (ii), (iii) and (iv) above, and such application is thereafter completed within 180 days after the end of such 12 month period.
The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in the preceding paragraph and not applied as so required by the end of such period (other than any such Net Cash Proceeds held by a Restricted Subsidiary of the Company to the extent that such Restricted Subsidiary is restricted by law, its charter or other governing instruments or any agreement from transferring such Net Cash Proceeds to the Company or any of its Restricted Subsidiaries, whether by dividend or otherwise), shall constitute “Excess Proceeds.”
When the aggregate amount of Excess Proceeds exceeds $25 million, within thirty days thereof, or earlier at the option of the Issuers, the Issuers will make an Offer to Purchase to all Holders and (x) in the case of Net Cash Proceeds from an Asset Sale of Noteholder Priority Collateral, to the holders of any other Permitted Additional Pari Passu Obligations containing provisions similar to those set forth in this Indenture with respect to asset sales or (y) in the case of any other Net Cash Proceeds, to all holders of other Indebtedness that is pari passu in right of payment with the Notes (“Pari Passu Indebtedness”) containing provisions similar to those set forth in this Indenture with respect to asset sales, in each case, equal to the Excess Proceeds. The offer price in any Offer to Purchase will be equal to 100% of the principal amount of the Notes (and 100% of the principal amount or, if different, the accreted

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value of any Permitted Additional Pari Passu Obligations or Pari Passu Indebtedness) plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture and such remaining amount shall not be added to any subsequent Excess Proceeds for any purpose under this Indenture. If the aggregate principal amount of the Notes and principal amount or, if different, accreted value of other Permitted Additional Pari Passu Obligations (in the case of Net Cash Proceeds from Noteholder Priority Collateral) or Notes and other Pari Passu Indebtedness (in the case of any other Net Cash Proceeds) tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the notes and other Permitted Additional Pari Passu Obligations or other Pari Passu Indebtedness, as the case may be, to be purchased on a pro rata basis, by lot or such other method as the Trustee deems fair and appropriate in accordance with the Applicable Procedures. Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.
Pending the final application of any such Net Cash Proceeds (other than Trust Monies), the Issuers or any of their Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the terms of this Indenture.
(c)    The Issuers shall determine in good faith whether, and to what extent, an Asset Sale is in respect of Noteholder Priority Collateral and to what extent the Net Cash Proceeds in respect of an Asset Sale of Noteholder Priority Collateral are used to acquire or are invested in Noteholder Priority Collateral taking into account all relevant factors, including without limitation, the existence of structurally senior claims against the Noteholder Priority Collateral and the assets of an entity whose capital stock is subject to such Asset Sale or acquired with such Net Cash Proceeds.
(d)    The Issuers will comply with Rule 14e-1 under the Exchange Act, to the extent applicable, and any other applicable tender offer rules, securities laws or regulations in connection with an Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.07, the Company, or the applicable Restricted Subsidiary, will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.07 by virtue of such conflict.
SECTION 4.08    Additional Guarantees.
The Issuers shall cause each Restricted Subsidiary formed or acquired after the Closing Date (other than an Excluded Subsidiary), within ten Business Days, to execute and deliver a supplemental indenture to this Indenture in the form of Exhibit D providing for a Subsidiary Guarantee and supplements to the applicable Security Documents in order to grant a lien in the Collateral owned by such Restricted Subsidiary to the same extent as that set forth in this Indenture and the Security Documents and to take all actions required by the Security Documents to perfect such Lien.

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The Issuers shall not permit any Restricted Subsidiary that does not also provide a Subsidiary Guarantee, directly or indirectly, to Guarantee any Indebtedness (“Guaranteed Indebtedness”) of either Issuer or any Guarantor (other than Indebtedness in an aggregate principal amount not to exceed the greater of $50 million and 4% of Adjusted Consolidated Net Tangible Assets), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture in the form of Exhibit D providing for a Subsidiary Guarantee and supplements to the applicable Security Documents in order to grant a lien in the Collateral owned by such Restricted Subsidiary to the same extent as that set forth in this Indenture and the Security Documents and to take all actions required by the Security Documents to perfect such Lien and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights or reimbursement, indemnity or subrogation or any other rights against the Issuers as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee until the notes have been paid in full.
If the Guaranteed Indebtedness is (i) pari passu in right of payment with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu in right of payment with, or subordinated to, the Subsidiary Guarantee or (ii) subordinated in right of payment to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.
SECTION 4.09    Purchase of Notes upon a Change of Control.
(a)    The Issuers must commence, unless the Issuers have previously given an unconditional and irrevocable notice of redemption with respect to all of the outstanding Notes in accordance with Section 3.03 within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of their principal amount (the “Change of Control Purchase Price”), plus accrued interest (if any) to, but not including, the Payment Date.
(b)    Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Issuers any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Issuers exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Issuers and (y) unless otherwise directed by the Issuers in writing, promptly after the Business Day following the Payment Date the Trustee shall return any such excess to the Issuers together with interest, if any, thereon.
(c)    The Issuers shall comply, to the extent applicable, with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.09, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.09 by virtue of such conflict.

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(d)    In the event that Holders of not less than 90% in aggregate principal amount of the Notes then outstanding accept an Offer to Purchase in connection with a Change of Control and the Issuers (or any third party making such Offer to Purchase in lieu of the Issuers as described below) purchase all of the Notes held by such Holders, the Issuers or such third party will have the right, upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following the purchase pursuant to the Offer to Purchase described above, to redeem all of the Notes that remain outstanding following such purchase at a Redemption Price equal to 101% of their principal amount plus accrued interest (if any) to, but not including, the Redemption Date.
(e)    Notwithstanding the foregoing, the Issuers will not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase, in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 applicable to an Offer to Purchase made by the Issuers and purchases all the Notes validly tendered and not withdrawn under such Offer to Purchase.
SECTION 4.10    Business Activities.
(a)    The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Food-Related Businesses, except to such extent as would not be material to the Company or its Restricted Subsidiaries, taken as a whole.
SECTION 4.11    Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.
(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or agree to any encumbrance or restriction on the ability of any Restricted Subsidiary to:
(1)    pay dividends or make any other distributions on its Equity Interests to the Company or any of the Company’s Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of the Company’s Restricted Subsidiaries; or
(2)    make loans or advances to the Company or any of the Company’s Restricted Subsidiaries.
(b)    Section 4.11(a) will not apply to encumbrances or restrictions existing under or by reason of:
(1)    those in existence on the Closing Date in the Senior Secured Note Documents, the Credit Agreement or any other agreements in effect on the Closing Date and any extensions, refinancings, renewals, replacements, amendments, supplements or restatements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals, replacements, amendments, supplements or restatements are not materially less favorable, taken as a whole (as determined by the Company in good faith), to the Holders than those encumbrances or restrictions that are

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then in effect and that are being extended, refinanced, renewed, replaced, amended, supplemented or restated;
(2)    applicable law, rules, regulations or orders;
(3)    any agreement or instrument (including Acquired Indebtedness) applicable to or binding on a Person, or any property or assets, acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such agreement or instrument was entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, or the property or assets, so acquired, provided that, in the case of such acquired Person’s Indebtedness, such Indebtedness was permitted to be incurred by the terms of the Notes and this Indenture, and any extensions, refinancings, renewals, amendments or replacements of such agreements, provided further that the encumbrances and restrictions in any such extensions, refinancings, renewals, amendments or replacements are not materially less favorable, taken as a whole (as determined by the Company in good faith), to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;
(4)    any agreement for the sale or other disposition of a Restricted Subsidiary or assets thereof that restricts distributions by such Restricted Subsidiary or the transfer of such assets pending such sale or other disposition;
(5)    those contained in the terms of any Indebtedness permitted to be incurred under this Indenture if either:
(A)    the Company determines in good faith that the encumbrances and restrictions, taken as a whole, are not materially less favorable to the Holders than those encumbrances and restrictions contained in the Credit Agreement; or
(B)    (x) the Company determines in good faith that the encumbrances and restrictions, taken as a whole, are not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings available to the Issuers at such time; and (y) the Company determines in good faith that, based on its assessment of the obligor’s ability to meet the financial and other covenants contained in the terms of such Indebtedness and other factors deemed relevant by the Company, such encumbrances and restrictions will not cause the Issuers not to have the funds necessary to pay the principal (at maturity) of or interest on the Notes;
provided, in each case, that such Indebtedness was permitted to be incurred by the terms of this Indenture;

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(6)    customary provisions with respect to the disposition, distribution or assignment of assets or property in joint venture agreements, contracts, leases, licenses and sub-licenses and other similar agreements;
(7)    restrictions on cash or other deposits or net worth under contracts entered into in the ordinary course of business;
(8)    encumbrances and restrictions in Indebtedness refinancing other Indebtedness provided that the encumbrances and restrictions contained in the new Indebtedness are not materially less favorable, taken as a whole (as determined by the Company in good faith), to the Holders, than those contained in the Indebtedness being refinanced;
(9)    encumbrances on property at the time the property was acquired by the Company or a Restricted Subsidiary, which encumbrances are not applicable to any other properties or assets of the Company or its Restricted Subsidiaries;
(10)    restrictions imposed by an agreement to sell, transfer or otherwise dispose of assets or Equity Interests to any person pending the closing of such sale, transfer or other disposition;
(11)    encumbrances or restrictions with respect to a Securitization Entity in connection with a Qualified Securitization Transaction; provided, however, that such encumbrances and restrictions are necessary or advisable to effect the transactions contemplated under such Qualified Securitization Transaction in the good faith determination of the Company; and
(12)    any encumbrances or restrictions arising or agreed to in the ordinary course of business, and not relating to any Indebtedness, that the Company determines in good faith do not, individually or in the aggregate, materially affect the Issuers’ ability to make future principal or interest payments on the notes.
Nothing contained in this Section 4.11 shall prevent the Company or any Restricted Subsidiary from (x) creating, incurring, assuming or suffering to exist any Liens otherwise permitted pursuant to Section 4.06 or (y) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries. For purposes of determining compliance with this Section 4.11, the subordination of loans or advances made to the Company or a Restricted Subsidiary to other Indebtedness incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
SECTION 4.12    Payments for Consent.
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or

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provisions of this Indenture or the notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend such terms and provisions in the time frame set forth in the solicitation documents relating to such consent, waiver or agreements.
SECTION 4.13    Provision of Financial Information.
(a)    Whether or not required by the SEC, so long as any Notes are outstanding, the Company will file with the SEC (or, if the SEC will not accept such filings, furnish to the Trustee) within the time periods specified in the SEC’s rules and regulations and taking into account any grace period provided by Rule 12b-25 under the Exchange Act, (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company certified public accountants; and (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.
The availability of the foregoing materials on either the SEC’s EDGAR filing system or the Company’s website shall be deemed to satisfy the Company’s delivery obligations to furnish such reports to the Trustee it being understood that the Trustee shall have no responsibility whatsoever to determine if such materials have been filed.
(b)    Notwithstanding the foregoing, if any direct or indirect parent of the Company provides a full and unconditional Guarantee of the Notes, the reports, information and other documents required to be filed and provided as described above may be those of such parent, rather than those of the Company, so long as such filings would satisfy the SEC’s requirements and include consolidating information that explains in reasonable detail (in the good faith judgment of the Company) the differences between the information relating to such parent, on the one hand, and the information relating to the Company and the Restricted Subsidiaries, on the other hand.
(c)    In addition so long as any of the Notes remain outstanding, the Issuers will make available to any prospective purchaser of Notes or beneficial owner of Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Issuers have either exchanged the Notes for securities identical in all material respects which have been registered under the Securities Act or until such time as the Holders thereof have disposed of such Notes pursuant to an effective registration statement under the Securities Act.
The availability of the foregoing information on the SEC’s EDGAR filing system shall be deemed to satisfy the Issuers’ obligations to make such information available to any prospective purchaser of Notes or beneficial owner of Notes in connection with any sale thereof.
SECTION 4.14    Statement by Officers as to Default.

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In the event that any Officer becomes aware of any Default or Event of Default, the Issuers shall, reasonably promptly, deliver to the Trustee an Officers’ Certificate specifying such Default or Event of Default.
SECTION 4.15    Payment of Taxes and Other Claims.
The Issuers shall pay or discharge and shall cause each of their Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Issuers or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Issuers or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Issuers or any such Subsidiary; provided that the Issuers shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.
SECTION 4.16    Maintenance of Properties.
The Company shall cause all properties used or useful in the conduct of its business or the business of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, that nothing in this Section 4.16 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Restricted Subsidiary.
SECTION 4.17    Compliance Certificates.
(a)    Officers of the Issuers shall certify, on or before a date not more than 120 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company’s and its Restricted Subsidiaries’ performance under this Indenture and that, to their knowledge, the Issuers have fulfilled all obligations hereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Issuers shall also notify the Trustee within five Business Days if any of them becomes aware of any default or defaults in the performance of any covenants or agreements under this Indenture and such default has not been remedied. For purposes of this Section 4.17, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any of the Officers of the Issuers signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.17 shall be for the first fiscal year-end beginning after the execution of this Indenture.

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SECTION 4.18    Waiver of Stay, Extension or Usury Laws.
The Issuers covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuers from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuers hereby expressly waive all benefit or advantage of any such law and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 4.19    Maintenance of Office or Agency.
The Issuers shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuers hereby initially designate Wells Fargo Bank, National Association, 150 East 42nd Street, 40th Floor, New York, New York, 10017 as such office of the Issuers in accordance with Section 2.03.
SECTION 4.20    Suspension of Covenants.
Following the first day:
(a)    the Notes are rated Investment Grade by both of the Rating Agencies; and
(b)    no Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries shall not be subject to the provisions of Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.11 and 5.01(a)(3) (collectively, the “Suspended Covenants”).

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If at any time the credit rating on the Notes is downgraded below Investment Grade by any Rating Agency, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently are rated Investment Grade from both of the Ratings Agencies and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating from both of the Ratings Agencies and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Subsidiary Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reinstatement Date is referred to as the “Suspension Period.”
On the Reinstatement Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to Section 4.03(a) or one of the clauses set forth in the definition of “Permitted Indebtedness” (to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be incurred pursuant to Section 4.03(a) or the definition of “Permitted Indebtedness” such Indebtedness will be deemed to have been outstanding on the Closing Date, so that it is classified under clause (1) of the definition of “Permitted Indebtedness.” Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.04 will be made as though Section 4.04 had been in effect since the Closing Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.04(a) but not cause an Event of Default.
For purposes of Section 4.05 all agreements and arrangements entered into by the Company and any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period prior to the Reinstatement Date will be deemed to have been entered into on or prior to the Closing Date and for purposes of Section 4.11, all contracts entered into during the Suspension Period prior to the Reinstatement Date that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the Closing Date.
During a Suspension Period, the Issuers may elect, by delivering written notice thereof to the Trustee, to suspend the Subsidiary Guarantees, and by delivering written notice to the Collateral Agent, to release the Liens securing Noteholder Priority Collateral. On the Reinstatement Date or as soon as reasonably practicable (but in no event more than 10 Business Days) thereafter, the Subsidiary Guarantees will be reinstated and any Noteholder Priority Collateral that was released from Liens securing the notes and the Subsidiary Guarantees, as well

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as any Noteholder Priority Collateral acquired during the Suspension Period, will be restored and pledged to secure, on a first-priority basis, subject to Permitted Liens, the Notes and the Subsidiary Guarantees in accordance with the Security Documents and the provisions of this Indenture.
During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture.
ARTICLE 5

SUCCESSORS
SECTION 5.01    Consolidation, Merger or Sale of Assets.
(p)    Each Issuer will agree not to consolidate or merge with or into any other entity, or sell, lease or convey all or substantially all of its assets to any other entity in any one or more transactions unless the following conditions are met:
(1)    the resulting, surviving or transferee Person (the “Surviving Entity”) (A) is organized under the laws of the United States of America or any state or the District of Columbia, the Bahamas, Barbados, Bermuda, the British Virgin Islands, the Cayman Islands, any of the Channel Islands, the Netherlands Antilles or the Republic of Ireland (provided that if the Surviving Entity is not a corporation satisfying the requirements of this clause (A), there shall be an obligor or a co-obligor that is a corporation that satisfies the requirements of this clause(A)), (B) the Surviving Entity (if not an Issuer) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of such Issuer’s obligations under the notes and this Indenture and the Registration Rights Agreement (and any Subsidiary Guarantee will be confirmed as applying to such Surviving Entity’s obligations) and (C) the Surviving Entity (if not an Issuer) shall expressly assume the due and punctual performance of the covenants and obligations of such Issuer under the Security Documents;
(2)    immediately after giving effect to the transaction (and treating any Indebtedness which becomes an obligation of the Surviving Entity or any Restricted Subsidiary as a result of such transaction as having been incurred by such Surviving Entity or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default under this Indenture may have occurred and be continuing;
(3)    immediately after giving effect to the transaction (and treating any indebtedness which becomes an obligation of the Surviving Entity or any Restricted Subsidiary as a result of such transaction as having been incurred by such Surviving Entity or such Restricted Subsidiary at the time of such transaction), either (x) the Surviving Entity would be able to incur at least $1.00 of Indebtedness under the Fixed Charge Coverage Ratio under Section 4.03(a) determined on a pro forma basis as if such

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transaction had occurred at the beginning of the immediately preceding four-quarter period; or (y) the Fixed Charge Coverage Ratio for the Surviving Entity, determined on a pro forma basis as if such transaction had occurred at the beginning of the immediately preceding four-quarter period, would be equal to or greater than the actual Fixed Charge Coverage Ratio for the Company for the most recently completed four-quarter period prior to the transaction;
(4)    if the Surviving Entity is organized in a jurisdiction other than (A) under the laws of the United States of America or any state or the District of Columbia and (B) the jurisdiction in which the predecessor obligor on the Notes was organized immediately before the transaction, then: (1) the obligations of the Surviving Entity relating to the Notes and under this Indenture must be enforceable under the laws of the new jurisdiction, subject to customary exceptions; (2) the Surviving Entity must agree in writing (x) to submit to jurisdiction and appoint an agent for service of process each under the same terms as the predecessor obligor had been required and (y) that all payments on the Notes will be made without withholding or deduction for taxes unless required by law and, if required by law, to pay the additional amounts necessary so that the net amount received by the Holder will not be less than the amount they would have received in the absence of any such withholding or deduction; provided that the Board of Directors of the Surviving Entity must determine in good faith that the transaction will not have a material adverse effect on the Holders of Notes;
(5)    at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations under this Indenture and the Notes;
(6)    such Issuer or the Surviving Entity, as applicable, promptly causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be reasonably required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to such Issuer or the Surviving Entity;
(7)    the Collateral owned by or transferred to such Issuer or the Surviving Entity, as applicable, shall (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders, and (c) not be subject to any Lien other than Permitted Liens;
(8)    to the extent the property and assets of the Person which is merged or consolidated with or into the relevant Issuer or the Surviving Entity, as applicable, the relevant Issuer or the Surviving Entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents, including perfection thereof, in the manner and to the extent required in this Indenture or any of the Security Documents; and

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(9)    the Company must deliver to the Trustee an Officers’ Certificate and Opinion of Counsel, in each stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.
Notwithstanding the foregoing, if an Issuer effects a consolidation, merger or sale, conveyance, assignment, transfer, lease or other disposition of substantially all of its assets, the condition set forth in clause (3) of this Section 5.01(a) shall not apply to a transaction involving a Surviving Entity which is otherwise subject to the foregoing provisions if: (A) (i) the Surviving Entity (1) was formed for the purpose of effecting such transaction, (2) did not engage in any business prior to such transaction, (3) immediately prior to such transaction had no indebtedness or liabilities, contingent or otherwise, of any kind whatsoever, (4) immediately after such transaction had no additional “indebtedness” or significant “liabilities,” contingent or otherwise, of any kind whatsoever in excess of that which such Issuer had immediately prior to such transaction and (5) immediately after such transaction was engaged in the same business as such Issuer was engaged in immediately prior to such transaction, and (ii) the holders of the outstanding voting shares of such Issuer immediately prior to the transaction own, directly or indirectly, the outstanding voting shares of the Surviving Entity immediately after the transaction in substantially the same proportion as before the transaction; or (B) the merger was affected solely in connection with changing the jurisdiction of organization of such Issuer.
(q)    Each Guarantor will not, and the Issuers will not permit a Guarantor to, in one or more transactions, consolidate or merge with or into any other entity (other than the Issuers or any Guarantor) or sell, lease or convey all or substantially all of its assets to any other entity (other than the Issuers or any Guarantor), unless at the time and after giving effect thereto:
(i)    (A) either (1) the Guarantor will be the continuing entity in the case of a consolidation or merger involving the Guarantor or (2) the Person formed by or surviving such consolidation or merger or the Person which acquires all or substantially all of the assets of the Guarantor on a consolidated basis (the “Surviving Guarantor Entity”) will be a corporation, limited liability company, limited liability partnership, partnership or trust duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia or the jurisdiction of organization of the Guarantor and such Person (x) expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Subsidiary Guarantee and this Indenture and the Registration Rights Agreement and such Subsidiary Guarantee, Indenture and Registration Rights Agreement will remain in full force and effect; and (y) shall expressly assume the due and punctual performance of the covenants and obligations of the applicable Guarantor under the Security Documents;
(A)    after giving effect to such transaction, no Default or Event of Default exists;
(B)    the Guarantor or the Surviving Guarantor Entity, as applicable, promptly causes such amendments, supplements or other

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instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be reasonably required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to the Guarantor or the Surviving Guarantor Entity;
(C)    the Collateral owned by or transferred to the Guarantor or the Surviving Guarantor Entity, as applicable, shall (i) continue to constitute Collateral under this Indenture and the Security Documents, (ii) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders, and (iii) not be subject to any Lien other than Permitted Liens; and
(D)    to the extent the property and assets of the Person which is merged or consolidated with or into the Guarantor or the Surviving Guarantor Entity, as applicable, are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Guarantor or the Surviving Guarantor Entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents, including perfection thereof, in the manner and to the extent required in this Indenture or any of the Security Documents; or
(i)    the transaction is made in compliance with Section 4.07.
For purposes of this Section 5.01, if the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, also constitutes the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Company and its subsidiaries on a consolidated basis, such disposition shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Company.
SECTION 5.02    Successor Substituted.
Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of any Issuer or any Guarantor in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which such Issuer or Guarantor, as the case may be, is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to and be substituted for, and may exercise every right and power of, such Issuer or Guarantor, as the case may be, under this Indenture, the Notes and the related Subsidiary Guarantees, as the case may be, and the Registration Rights Agreement, with the same effect as if such successor Person had been named as such Issuer or such Guarantor, as the case may be, herein; provided that such Issuer or such Guarantor, as the case may be, shall not be released from its obligation to pay the

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principal of, premium, if any, or interest on the Notes in the case of a lease of all or substantially all of its property and assets.
ARTICLE 6

DEFAULTS AND REMEDIES
SECTION 6.01    Events of Default.
An “Event of Default” wherever used herein, means any one of the following events:
(b)    default in the payment of any installment of interest on any Notes for 30 days after becoming due;
(c)    default in the payment of the principal of (or premium, if any, on) any Notes when due;
(d)    default in the performance of any other covenant contained in the terms of the Notes or this Indenture for a period of 60 days after written notice of such failure, requiring the Issuers to remedy the same, shall have been given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of 25% in aggregate principal amount of the Notes then outstanding;
(e)    default shall have occurred under any agreements, indentures or instruments under which an Issuer or any Significant Subsidiary then has outstanding Indebtedness in excess of $30 million in the aggregate and, if not already matured in accordance with its terms, such Indebtedness shall have been accelerated, provided that if, prior to the entry of judgment in favor of the Trustee, such default under such indenture or instrument shall be remedied or cured by such Issuer or such Significant Subsidiary, or waived by the applicable percentage of holders of such Indebtedness, then the Event of Default under this Indenture shall be deemed likewise to have been remedied, cured or waived; and provided further that if such default results from an action of the United States government or a foreign government which prevents the affected Issuer or Significant Subsidiary from performing its obligations under such agreement, indenture or instrument, the occurrence of such default will not be an Event of Default under this Indenture;
(f)    one or more judgments, orders or decrees for the payment of money in excess of $30 million, either individually or in the aggregate, shall be entered against an Issuer or any Significant Subsidiaries and shall not be discharged, paid, stayed, subject to a negotiated settlement or subject to insurance, and there shall have been a period of 60 days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;
(g)    a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of an Issuer or any Significant Subsidiary in an involuntary case

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under any applicable Bankruptcy Law or insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official with respect to an Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of an Issuer or any Significant Subsidiary other than pursuant to a merger or consolidation permitted by this Indenture and, in each case, such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;
(h)    an Issuer or any Significant Subsidiary (A) commences a voluntary case under any applicable Bankruptcy Law or insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official with respect to an Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors;
(i)    default in the performance or breach of the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Issuers or the failure by the Issuers to make or consummate an Offer to Purchase in accordance with the Section 4.07 or Section 4.09;
(j)    any Subsidiary Guarantee of any Significant Subsidiary or any group of Restricted Subsidiaries which collectively (as of the latest audited consolidated financial statements for the Company) would constitute a Significant Subsidiary shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or Issuer not to be, in full force and effect and enforceable in accordance with its terms, except to the extent permitted by this Indenture and any such Subsidiary Guarantee; or
(k)    unless all of the Collateral has been released from the Note Liens in accordance with the provisions of the Security Documents, (x) default by an Issuer or any Subsidiary in the performance of the Security Documents which materially adversely affects the enforceability, validity, perfection or priority of the Note Liens on a material portion of the Collateral, (y) the repudiation or disaffirmation by an Issuer or any Guarantor of its material obligations under the Security Documents or (z) the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against an Issuer or any Guarantor party thereto for any reason with respect to a material portion of the Collateral and, in the case of any event described in subclauses (x) through (z), such default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after the Issuers receive written notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes and demanding that such default be remedied.
SECTION 6.02    Acceleration.

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If an Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01 that occurs with respect to an Issuer or any Significant Subsidiary) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Issuers (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. If an Event of Default specified in clause (f) or (g) of Section 6.01 occurs with respect to an Issuer or any Significant Subsidiary, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
SECTION 6.03    Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may, and at the direction of the Holders of at least a majority in principal amount of the outstanding Notes shall, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture or any Security Document.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.
SECTION 6.04    Waiver of Past Defaults.
Subject to Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Issuers and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
SECTION 6.05    Control by Majority.
Subject to the terms of the Security Documents, the Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.
SECTION 6.06    Limitation on Suits.

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A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:
(a)    the Holder gives the Trustee written notice of a continuing Event of Default;
(b)    the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;
(c)    such Holder or Holders offer the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liability or expense;
(d)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
(e)    during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.
However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.
For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.
SECTION 6.07    Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of such Holder.
SECTION 6.08    Collection Suit by Trustee.
If an Event of Default in payment of principal, premium or interest specified in clause (a), (b) or (h) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that

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payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
SECTION 6.09    Restoration of Rights and Remedies.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuers, Trustee and the Holders shall continue as though no such proceeding had been instituted.
SECTION 6.10    Rights and Remedies Cumulative.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION 6.11    Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
SECTION 6.12    Trustee May File Proofs of Claim.
Subject to the Intercreditor Agreement, the Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor of the Notes, including the Guarantors), their creditors or their property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making

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of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 6.13    Priorities.
Subject to the Security Documents, if the Trustee collects any money pursuant to this Article 6 (including any amounts received from the Collateral Agent), it shall pay out the money in the following order:
First: to the Trustee, Paying Agent, Registrar, Transfer Agent, Collateral Agent, their agents and attorneys for all amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, Paying Agent, Registrar, Transfer Agent or Collateral Agent and the costs and expenses of collection;
Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and
Third: to the Issuers or any other obligors of the Notes, including the Guarantors, as their interests may appear, or as a court of competent jurisdiction may direct.
The Trustee, upon prior written notice to the Issuers, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13.
SECTION 6.14    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.
ARTICLE 7

TRUSTEE
SECTION 7.01    Duties of Trustee.

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(l)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(m)    Except during the continuance of an Event of Default:
(i)    the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(n)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(o)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
(p)    The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

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(q)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
SECTION 7.02    Rights of Trustee.
(b)    The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(c)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(d)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
(e)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(f)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the Issuers.
(g)    None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
(h)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

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(i)    In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(j)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(k)    In the event the Issuers are required to pay Additional Interest, the Issuers will provide written notice to the Trustee of the Issuers’ obligation to pay Additional Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of the Additional Interest to be paid by the Issuers. The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether the Additional Interest is payable and the amount thereof.
(l)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(m)    The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
SECTION 7.03    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.
SECTION 7.04    Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
SECTION 7.05    Notice of Defaults.
If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default within 90 days after it occurs. Except in

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the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the Corporate Trust Office of the Trustee.
SECTION 7.06    Reports by Trustee to Holders of the Notes.
Within 60 days after each August 1, beginning with the August 1 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).
A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d). The Issuers shall promptly notify the Trustee in writing when, if applicable, the Notes are listed on any stock exchange and of any delisting thereof.
SECTION 7.07    Compensation and Indemnity.
The Issuers and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and the Guarantors, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable, documented compensation, disbursements and expenses of the Trustee’s agents and counsel.
The Issuers and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including the reasonable, documented fees and expenses of one firm of attorneys, as well as local counsel to the extent necessary) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuers or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuers or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of its obligations hereunder. The Issuers shall defend the claim and the Trustee may have separate counsel and the Issuers shall pay the reasonable and documented fees and expenses of

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such counsel. The Issuers and the Guarantors need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.
The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.
Notwithstanding anything contrary in Section 4.06 hereto, to secure the payment obligations of the Issuers and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable. As used in this Section 7.07, the term “Trustee” shall also include each of the Paying Agent, Registrar, and Transfer Agent, as applicable.
SECTION 7.08    Replacement of Trustee.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and the Registrar, Paying Agent and Transfer Agent may resign with 60 days’ prior written notice and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing and may remove the Registrar, Paying Agent or Transfer Agent by so notifying such Registrar, Paying Agent or Transfer Agent, as applicable, with 90 days’ prior written notice. The Issuers may remove the Trustee if:
(b)    the Trustee fails to comply with Section 7.10;
(c)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(d)    a custodian or public officer takes charge of the Trustee or its property; or
(e)    the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then

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outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuers’ expense), the Issuers or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
As used in this Section 7.08, the term “Trustee” shall also include each of the Paying Agent, Registrar and Transfer Agent, as applicable.
SECTION 7.09    Successor Trustee by Merger, Etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.
SECTION 7.10    Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).
SECTION 7.11    Preferential Collection of Claims Against Issuers.

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The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.
ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE
SECTION 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.
The Issuers may, at their option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
SECTION 8.02    Legal Defeasance and Discharge.
The Issuers will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 90th day after the deposit referred to in clause (a) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same if:
(b)    With reference to this Section 8.02, the Issuers have irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, or premium, if any, on the Notes and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (a), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Notes on the Stated Maturity of such principal and interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes.

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(c)    The Issuers have delivered to the Trustee (1) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Issuers’ exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel shall be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and that after the passage of 90 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an “insider” for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Issuers under either such statute, and either (I) the trust funds will no longer remain the property of the Issuers (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Issuers, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;
(d)    immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 90th day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
(e)    if at such time the Notes are listed on a national securities exchange, the Issuers have delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and
(f)    the Issues have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

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Notwithstanding the foregoing, prior to the end of the 90-day (or one-year) period referred to in clause (b)(2) of this Section 8.02, none of the Issuers’ obligations under this Indenture shall be discharged. Subsequent to the end of such 90-day (or one year) period with respect to this Section 8.02, the Issuers obligations in Sections 2.02, 2.03, 2.04, 2.06, 2.07, 2.12, 4.01, 4.19, 8.05, 8.06, 8.07 and the rights, powers, trusts, duties and immunities of the Trustee hereunder shall survive until the Notes are no longer outstanding. Thereafter, only the Issuers’ obligations in Sections 7.07, 8.05, 8.06 and 8.07 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (b)(1) of this Section 8.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Issuers’ obligations under Section 4.01, then the Issuers’ obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.
After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuers’ obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.
SECTION 8.03    Covenant Defeasance.
The Issuers may omit to comply with any term, provision or condition set forth in clause (3) of Section 5.01(a) and Sections 4.03 through 4.12 and clause (h) of Section 6.01 with respect to clause (3) of Section 5.01(a), clause (c) of Section 6.01, with respect to Sections 4.01, 4.02 and 4.13 through 4.19 and clauses (d) and (e) of Section 6.01 shall be deemed not to be Events of Default, in each case with respect to the outstanding Notes if:
(g)    with reference to this Section 8.03, the Issuers have irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (a), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Notes on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

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(h)    the Issuers have delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) after the passage of 90 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an “insider” for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Issuers under either such statute, and either (1) the trust funds will no longer remain the property of the Issuers (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Issuers, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute) and (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) the Trustee, for the benefit of the Holders, has a valid first-priority security interest in the trust funds;
(i)    immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 90th day after such date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
(j)    if at such time the Notes are listed on a national securities exchange, the Issuers have delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and
(k)    the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.
In the event the Issuers exercise their option to omit compliance with certain covenants and provisions of this Indenture with respect to the Notes as described in Section 8.02 and this Section 8.03 and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money or U.S. Government Obligations

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on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, the Issuers shall remain liable for such payments.
SECTION 8.04    Reserved.
SECTION 8.05    Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.Subject to Section 8.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Sections 8.02 or 8.03 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Sections 8.02 or 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the written request of the Issuers any money or U.S. Government Obligations held by it as provided in Sections 8.02 or 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent defeasance pursuant to Sections 8.02 or 8.03.
SECTION 8.06    Repayment to Issuers.
Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium and Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium and Additional Interest, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease.
SECTION 8.07    Reinstatement.
If the Trustee or Paying Agent is unable to apply any U.S. dollars or U.S. Government Obligations in accordance with Sections 8.02, 8.03 or 8.05, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or

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otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.02, 8.03 or 8.05 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02, 8.03 or 8.05, as the case may be; provided that, if the Issuers make any payment of principal of, premium and Additional Interest, if any, or interest on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER
SECTION 9.01    Without Consent of Holders of Notes.
Notwithstanding Section 9.02, the Issuers, any Guarantor, any other obligor under the Notes and the Trustee or Collateral Agent, as applicable, may amend or supplement this Indenture, any Subsidiary Guarantee, any Security Document or Notes without the consent of any Holder to:
(l)    cure any ambiguity, defect, mistake or inconsistency in this Indenture, the Notes, any Subsidiary Guarantee or any Security Document;
(m)    comply with the provisions of Article 5 or Section 4.08;
(n)    comply with any requirements of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;
(o)    evidence and provide for the acceptance of appointment by a successor Trustee or Collateral Agent under this Indenture or the Security Documents;
(p)    make any other provisions with respect to matters or questions arising under this Indenture, the Notes, any Subsidiary Guarantee or any Security Document; provided that, in each case, such provisions, shall not materially adversely affect the interests of the Holders;
(q)    provide for the issuance of Additional Notes in accordance with this Indenture;
(r)    add to the Collateral securing the Notes or to add a Guarantor under this Indenture;
(s)    provide for uncertificated Notes in addition to or in replacement of certificated Notes;

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(t)    conform the text of this Indenture, the Notes, the Subsidiary Guarantees or the Security Documents to any provision of the “Description of the Notes” contained in the Offering Memorandum as evidenced in an Officers’ Certificate;
(u)    mortgage, pledge, hypothecate or grant a Lien in favor of the Collateral Agent for the benefit of the Holders (and the holders or lenders of ABL Liens or Permitted Additional Pari Passu Obligations) as additional security or Collateral for the payment and performance of the Issuers’ and any Guarantor’s obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to this Indenture, any of the Security Documents or otherwise;
(v)    provide for the release of Collateral from the Note Lien and the Security Documents when permitted or required by any of the Security Documents, the Intercreditor Agreement or this Indenture; or
(w)    secure any Permitted Additional Pari Passu Obligations under the Security Documents and to appropriately include the same in the Intercreditor Agreement.
SECTION 9.02    With Consent of Holders of Notes.
Subject to Sections 6.04 and 6.07, the Issuers, each Guarantor party thereto, if any, and the Trustee or Collateral Agent, as applicable, may amend or supplement this Indenture, the Notes, the Subsidiary Guarantees and any Security Document with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Issuers with any provision of this Indenture, the Subsidiary Guarantees, the Security Documents or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class.
Notwithstanding the provisions of this Section 9.02, without the consent of each Holder of each outstanding Note affected, an amendment or waiver, may not:
(x)    change the Stated Maturity of the principal of, or any installment of interest on, any Note;
(y)    reduce the principal amount of, or premium, if any, or interest on, any Note;
(z)    change the optional redemption dates or optional redemption prices of the Notes from that stated under Section 3.07; provided, however, that the minimum number of days of notice of redemption that the Company must provide may be shortened with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes;

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(aa)    change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;
(bb)    impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;
(cc)    release any Subsidiary Guarantee of a Significant Subsidiary except in compliance with the terms of this Indenture, the Security Documents or the Intercreditor Agreement;
(dd)    amend or modify any of the provisions of this Indenture in any manner which subordinates the Notes issued thereunder in right of payment to any other Indebtedness of the Issuers or which subordinates any Subsidiary Guarantee in right of payment to any other Indebtedness of the Guarantor issuing any such Subsidiary Guarantee;
(ee)    waive a default in the payment of principal of, premium, if any, or interest on the notes; or
(ff)    reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults.
In addition, any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Note Liens will require consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).
SECTION 9.03    Compliance with Trust Indenture Act.
Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.
SECTION 9.04    Effect of Consents.
An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder; provided that any amendment or waiver that requires the consent of each affected Holder shall not become effective with respect to any non-consenting Holder.
The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be

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entitled to consent to such amendment, supplement, or waiver, whether or not such Persons continue to be Holders after such record date.
SECTION 9.05    Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
SECTION 9.06    Trustee to Sign Amendments, Etc.
The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment, supplement or waiver until the Board of Directors approves it. In executing any amendment, supplement or waiver, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 15.04, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03). Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.
It shall not be necessary for the consent of the Holders of Notes under this Article 9 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. The consent of the Collateral Agent shall not be necessary for any amendment, supplement or waiver to this Indenture, except for any amendment, supplement or waiver to Article 10 or 11 or as to this sentence.
After an amendment, supplement or waiver under this Section 9.06 becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
ARTICLE 10

INTERCREDITOR AGREEMENT
SECTION 10.01    Intercreditor Agreement.

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Each Holder by accepting a Note agrees that the Note Liens are subject to the terms of the Intercreditor Agreement. The Holders by accepting a Note hereby authorize the Trustee and the Collateral Agent to enter into the Intercreditor Agreement on behalf of the Holders and agree that the Holders shall comply with the provisions of the Intercreditor Agreement applicable to them in their capacities as such to the same extent as if the Holders were parties thereto.
Additionally, provided that, no Event of Default has occurred and is continuing, the Trustee shall, upon written request of the Issuers enter into and direct the Collateral Agent to enter into amendments to the Intercreditor Agreement or an additional intercreditor agreement with the agent for the holders of any ABL Obligations on terms and conditions that are not less favorable, taken as a whole, to the Holders of Notes than the terms of the Intercreditor Agreement and thereafter such amended or new intercreditor agreement shall be deemed to be the Intercreditor Agreement for all purposes of this Indenture.
ARTICLE 11

COLLATERAL
SECTION 11.01    Security Documents.
The Indenture Obligations are secured as provided in the Security Documents and will be secured by Security Documents hereafter. The Issuers shall, and shall cause each Guarantor to, and each Guarantor shall, make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) necessary to maintain (at the sole cost and expense of the Issuers and the Guarantors) the security interest created by the Security Documents in the Collateral as a perfected security interest to the extent perfection is required by the Security Documents, subject only to Permitted Liens.
SECTION 11.02    Collateral Agent.
(f)    The Collateral Agent shall have all the rights and protections provided in the Security Documents and, additionally, shall have all the rights and protections provided to the “Trustee” under Article 7. Each Holder, by its acceptance thereof, consents and agrees to the terms of the Security Documents as the same may be in effect or may be amended, amended and restated, modified, renewed, restated or replaced from time to time in accordance with their terms and authorizes and appoints Wells Fargo Bank, National Association as the Trustee and Wells Fargo Bank, National Association as the Collateral Agent. The Trustee hereby authorizes and appoints Wells Fargo Bank, National Association as Collateral Agent. Each Holder and the Trustee direct the Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith and to exercise such powers as are delegated to the Trustee and Collateral Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto.

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(g)    Subject to Section 7.01, none of the Collateral Agent, Trustee, Paying Agent, Registrar or Transfer Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Note Liens, or any defect or deficiency as to any such matters.
(h)    Except as required or permitted by the Security Documents, the Holders, by accepting a Note, acknowledge that the Collateral Agent will not be obligated:
(iii)    to act upon directions purported to be delivered to it by any Person, except in accordance with the Security Documents;
(iv)    to foreclose upon or otherwise enforce any Note Lien; or
(v)    to take any other action whatsoever with regard to any or all of the Note Liens, Security Documents or Collateral.
SECTION 11.03    Authorization of Actions to Be Taken.
(b)    Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Collateral Agent to enter into the Security Documents to which it is a party, authorizes and empowers the Collateral Agent to execute and deliver the Intercreditor Agreement and authorizes and empowers the Collateral Agent to bind the Holders of Notes as set forth in the Security Documents to which the Collateral Agent is a party and the Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.
(c)    The Trustee is authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed to the Collateral Agent under the Security Documents to which the Trustee is a party and, subject to the terms of the Security Documents, to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.
(d)    Subject to the provisions of Section 7.01, Section 7.02, and the Security Documents, the Trustee may, but shall not be obligated to, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:
(iv)    foreclose upon or otherwise enforce any or all of the Note Liens;
(v)    enforce any of the terms of the Security Documents to which the Collateral Agent is a party; or
(vi)    collect and receive payment of any and all Obligations.

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Subject to the Intercreditor Agreement and at the Issuers’ sole cost and expense, the Trustee is hereby authorized and empowered by each Holder of Notes (by its acceptance thereof) to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem reasonably expedient to protect or enforce the Note Liens or the Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem reasonably expedient, at the Issuers’ sole cost and expense, to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Note Liens or be prejudicial to the interests of Holders or the Trustee.
SECTION 11.04    Release of Collateral.
Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents and the Intercreditor Agreement. In addition, the Issuers and the Guarantors will be entitled to the release of assets included in the Collateral from the Liens securing the Notes, and the Trustee shall (or, if the Trustee is not then the Collateral Agent, shall direct the Collateral Agent to) release the same from such Liens at the Issuers’ sole cost and expense, under any one or more of the following circumstances without the need for any further action by any Person:
(f)    in whole or in part, as applicable, as to all or any portion of property subject to such Note Liens which has been taken by eminent domain, condemnation or other similar circumstances;
(g)    in whole upon:
(ii)    satisfaction and discharge of this Indenture in accordance with Article 14; or
(iii)    legal defeasance or covenant defeasance of this Indenture in accordance with Article 8;
(h)    in part, as to any property that (a) is sold, transferred or otherwise disposed of by an Issuer or any Guarantor (other than to an Issuer or another Guarantor) in a transaction not prohibited by this Indenture at the time of such sale, transfer or disposition or (b) is owned or at any time acquired by a Guarantor that has been released from its Subsidiary Guarantee pursuant to Section 13.06 concurrently with the release of such Subsidiary Guarantee;

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(i)    as to property that constitutes all or substantially all of the Collateral securing the Notes, with the consent of Holders of at least 75% in aggregate principal amount of the Notes then outstanding;
(j)    as to property that constitutes less than all or substantially all of the Collateral securing the Notes, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding; and
(k)    in part, in accordance with the applicable provisions of the Security Documents.
SECTION 11.05    Filing, Recording and Opinions.
(a)    The Issuers will comply with the provisions of Trust Indenture Act Sections 314(b) and 314(d), in each case following qualification of this Indenture pursuant to the Trust Indenture Act, except to the extent not required as set forth in any SEC regulation or interpretation (including any no-action letter issued by the Staff of the SEC, whether issued to the Issuers or any other Person). Following such qualification, to the extent the Issuers are required to furnish to the Trustee an Opinion of Counsel pursuant to Trust Indenture Act Section 314(b)(2), the Issuers will furnish such opinion not more than 60 but not less than 30 days prior to each August 1.
(b)    Any release of Collateral permitted by Section 11.04 will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof and any person that is required to deliver any certificate or opinion pursuant to Section 314(d) of the Trust Indenture Act shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee shall, to the extent permitted by Sections 7.01 and 7.02, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such certificate or opinion.
(c)    If any Collateral is released in accordance with this Indenture or any Security Document, the Trustee and the Collateral Agent shall receive an Officers’ Certificate and Opinion of Counsel stating that such release complies with this Indenture, the Security Agreement and TIA Section 314(d).
SECTION 11.06    Powers Exercisable by Receiver or Trustee.
In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Issuers or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuers or a Guarantor or of any officer or officers thereof required by the provisions of this Article 11; and if the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Agent, as the case may be.
SECTION 11.07    Voting.

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In connection with any matter under the Security Agreement requiring a vote of holders of Secured Obligations (as defined in the Security Agreement), the holders of such Secured Obligations shall be treated as a single class and the Holders shall cast their votes in accordance with this Indenture. The amount of the Notes to be voted by the Holders will equal the aggregate outstanding principal amount of the Notes. Following and in accordance with the outcome of the applicable vote under this Indenture, the Trustee shall vote the total amount of the Notes as a block in respect of any vote under the Security Agreement.
ARTICLE 12

APPLICATION OF TRUST MONIES
SECTION 12.01    Collateral Account.
No later than 30 days following the first date on which the Issuers or any Guarantor receives any Trust Monies, there shall be established and, at all times thereafter until this Indenture shall have terminated, there shall be maintained with the Collateral Agent the Collateral Account. The Collateral Account shall be established and maintained by the Collateral Agent at the office of the Collateral Agent. For the avoidance of doubt, no other deposit account or securities account shall be, or shall be deemed to be, the Collateral Account, and Trust Monies shall include only cash and cash equivalents required to be deposited into the Collateral Account pursuant to the terms of this Indenture. The Issuers shall cause all Trust Monies to be deposited in the Collateral Account and any such Trust Monies shall be held by and under the dominion and control of the Collateral Agent for its benefit and for the benefit of the Secured Parties (as defined in the Security Agreement) as a part of the Collateral until released in accordance with this Article 12.
SECTION 12.02    Withdrawal of Net Cash Proceeds in Connection with Reinvestments.
To the extent that any Trust Monies consist of Net Cash Proceeds of an Asset Sale, such Trust Monies may be withdrawn by the Issuers and shall be paid by the Collateral Agent (upon the direction of the Trustee) to reimburse the Issuers or Guarantor for expenditures made, or to pay costs to be incurred, by the Issuers or such Guarantor in connection with a reinvestment of such Net Cash Proceeds or repayment of Indebtedness with such Net Cash Proceeds, in each case complying with Section 4.07, upon receipt by the Trustee and the Collateral Agent of the following:
(b)    An Officers’ Certificate, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Monies to the effect that:
(i)    such Net Cash Proceeds have been (or will be within thirty (30) Business Days of the requested date of release) applied in compliance with the requirements of Section 4.07; and

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(ii)    to the extent required by Section 4.07 the Issuers have taken (or will take not later than thirty (30) Business Days following the application of such Net Cash Proceeds) all steps, if any, required by the Security Documents in order to grant and/or perfect the security interest of the Collateral Agent in any assets in which such Net Cash Proceeds have been reinvested (which Officers’ Certificate shall attach copies of (or forms of) any additional Security Documents or amendments thereto or filings thereunder, if any, required to comply with the Security Documents and Section 4.07).
(c)    Upon compliance with the foregoing provisions of this Section 12.02, the Collateral Agent shall, upon receipt of a written request by the Company (which may be contained in the Officers’ Certificate), pay an amount of Net Cash Proceeds constituting Trust Monies equal to the amount specified in the Officers’ Certificate required by clause (a) of this Section 12.02 as directed by the Company.
SECTION 12.03    Withdrawal of Net Cash Proceeds to Fund an Offer to Purchase or Release Following an Offer to Purchase.
To the extent that any Trust Monies consist of Net Cash Proceeds received by the Collateral Agent pursuant to the provisions of Section 4.07 and an Offer to Purchase has been made in accordance therewith, such Trust Monies may be withdrawn by the Issuers and shall be paid by the Trustee to the Paying Agent for application in accordance with Section 4.07 upon receipt by the Trustee and the Collateral Agent of the following:
(l)    An Officers’ Certificate, dated not more than ten (10) days prior to the Purchase Date, setting forth the amount of Excess Proceeds, as applicable, subject to the Offer to Purchase and the date on which Notes and Permitted Additional Pari Passu Obligations are to be purchased, and to the effect that:
(i)    (x) such Trust Monies constitute Net Cash Proceeds and (y) pursuant to and in accordance with Section 4.07, the Issuers have made an Offer to Purchase; and
(ii)    all conditions precedent and covenants herein provided for such application of Trust Monies have been satisfied.
(m)    Upon compliance with the foregoing provisions of this Section 12.03, the Collateral Agent shall apply the Trust Monies as directed and specified by the Issuers, subject to Section 4.07 (including to return to the Issuers any such amount of Excess Proceeds that is subject to the Offer to Purchase and which is not required to be applied to the purchase of Notes, Permitted Additional Pari Passu Obligations or other Indebtedness pursuant to Section 4.07).
SECTION 12.04    Investment of Trust Monies.
So long as no Default or Event of Default shall have occurred and be continuing, all or any part of any Trust Monies held by (or held in an account subject to the sole control of)

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the Collateral Agent shall from time to time be invested or reinvested by the Collateral Agent in any Temporary Cash Investments pursuant to a written request by the Company in the form of an Officers’ Certificate, which shall specify the Temporary Cash Investments in which such Trust Monies shall be invested and shall certify that such investments constitute Temporary Cash Investments; and the Collateral Agent shall sell any such Temporary Cash Investment only upon receipt of such a written request by the Company specifying the particular Temporary Cash Investment to be sold. So long as no Default or Event of Default occurs and is continuing, any interest or dividends accrued, earned or paid on such Temporary Cash Investments (in excess of any accrued interest or dividends paid at the time of purchase) that may be received by the Collateral Agent shall be forthwith paid to the Issuers. Such Temporary Cash Investments shall be held by the Collateral Agent as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Temporary Cash Investments.
The Trustee and Collateral Agent shall not be liable or responsible for any loss, fee, tax or other charge resulting from such investments, reinvestments or sales except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 12.04.
SECTION 12.05    Application of Other Trust Monies.
The Collateral Agent shall return all Trust Monies to the Issuers upon any Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture under Section 14.01. The Collateral Agent shall have all rights and remedies with respect to the Collateral Account and any Trust Monies as provided in the Security Documents.
ARTICLE 13

GUARANTEES
SECTION 13.01    Guarantee.
Subject to this Article 13, each of the Guarantors hereby, jointly and severally, Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (a) the principal of, interest, premium and Additional Interest, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a Guarantee of payment and not a Guarantee of collection.

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The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 13.01.
If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.
Each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuers for liquidation or reorganization, should the Issuers become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuers’ assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Subsidiary Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent

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permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Each payment to be made by a Guarantor in respect of its Subsidiary Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
As used in this Section 13.01, the term “Trustee” shall also include each of the Paying Agent, Registrar and Transfer Agent, as applicable.
SECTION 13.02    Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 13, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled upon payment in full of all Guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.
SECTION 13.03    Execution and Delivery.
To evidence its Subsidiary Guarantee set forth in Section 13.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Controller, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary or any Assistant Secretary of the Guarantor or the sole member of the Guarantor, as the case may be, or any other officers of such Guarantor or such sole member, as the case may be, acting at the direction of any such foregoing officer.
If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Subsidiary Guarantee shall be valid nevertheless.

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The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.
SECTION 13.04    Subrogation.
Each Guarantor shall be subrogated to all rights of Holders of Notes against the Issuers in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 13.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under this Indenture or the Notes shall have been paid in full.
SECTION 13.05    Benefits Acknowledged.
Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the Guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.
SECTION 13.06    Release of Guarantees.
Notwithstanding any other provision of this Indenture, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged without any act on the part of any Person upon:
(a)    such Subsidiary ceasing to be a Restricted Subsidiary, or any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Indenture;
(b)    the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee;
(c)    the occurrence of any covenant suspension pursuant to Section 4.20; or
(d)    the exercise by the Issuers of their legal defeasance or covenant defeasance option as described under Article 8 or if the Issuers’ obligations under this Indenture are discharged in accordance with Article 14.
ARTICLE 14

SATISFACTION AND DISCHARGE

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SECTION 14.01    Satisfaction and Discharge.
Except as otherwise provided in this Section 14.01, the Issuers may terminate their obligations under the Notes and this Indenture if:
(c) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Issuers, as provided in Section 8.06) have been delivered to the Trustee for cancellation and the Issuers have paid all sums payable by them hereunder; or
(d)    (A) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Issuers irrevocably deposit in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuers are a party or by which any of them is bound and (E) the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.
With respect to the foregoing clause (a), the Issuers’ obligations under Section 7.07 shall survive. With respect to the foregoing clause (b), the Issuers’ obligations in Sections 2.02, 2.03, 2.04, 2.06, 2.07, 2.12, 4.01, 4.19, 7.07, 7.10, 8.05, 8.06 and 8.07 shall survive until the Notes are no longer outstanding. Thereafter, only the Company’s obligations in Sections 7.07, 8.05, 8.06 and 8.07 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuers’ obligations under the Notes and this Indenture except for those surviving obligations specified above.
SECTION 14.02    Application of Trust Money.
Subject to the provisions of Section 8.06, all money or U.S. Government Obligations deposited with the Trustee pursuant to Section 14.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Additional Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

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If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 14.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 14.01; provided that if the Issuers have made any payment of principal of, premium and Additional Interest, if any, or interest on any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE 15

MISCELLANEOUS
SECTION 15.01    Trust Indenture Act Controls.
If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.
SECTION 15.02    Notices.
Any notice or communication by the Issuers, any Guarantor, the Collateral Agent or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), electronic delivery, fax or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Issuers and/or any Guarantor:
Chiquita Brands International, Inc.
550 South Caldwell Street
Charlotte, North Carolina 28202
Facsimile: 980-636-5600
Attention: General Counsel
If to the Trustee:
Wells Fargo Bank, National Association
Attention: Corporate Trust Services
150 East 42nd Street, 40th Floor
New York, NY 10017
Fax: (917) 260-1593
If to the Collateral Agent:
Wells Fargo Bank, National Association
Attention: Corporate Trust Services

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150 East 42nd Street, 40th Floor
New York, NY 10017
Fax: (917) 260-1593
The Issuers, any Guarantor, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.
Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If the Issuers mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
SECTION 15.03    Communication by Holders of Notes with Other Holders of Notes.
Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).
SECTION 15.04    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuers or any of the Guarantors to the Trustee to take any action under this Indenture, the Issuers or such Guarantor, as the case may be, shall furnish to the Trustee:
(e)    an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 15.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(f)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 15.05) stating that, in

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the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
SECTION 15.05    Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:
(b)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(c)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(d)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and
(e)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
SECTION 15.06    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
SECTION 15.07    No Personal Liability of Directors, Officers, Employees and Stockholders.
No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers or any Guarantor in this Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuers or any Guarantor or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.
SECTION 15.08    Governing Law; Waiver of Jury Trial.

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THIS INDENTURE, THE NOTES AND ANY SUBSIDIARY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
SECTION 15.09    Force Majeure.
In no event shall the Trustee, Paying Agent, Registrar, Collateral Agent or Transfer Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
SECTION 15.10    Successors.
All agreements of the Issuers in this Indenture and the Notes shall bind its successors. All agreements of the Trustee and the Paying Agent, Registrar and Transfer Agent in this Indenture shall bind their respective successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 13.06. The provisions of Article 11 referring to the Collateral Agent shall inure to the benefit of such Collateral Agent.
SECTION 15.11    Severability.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 15.12    Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture.
SECTION 15.13    Table of Contents, Headings, Etc.
The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

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SECTION 15.14    Qualification of Indenture.
The Issuers and the Guarantors shall qualify this Indenture under the Trust Indenture Act in accordance with and to the extent required by the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuers, the Guarantors and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Issuers and the Guarantors any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.
SECTION 15.15    USA Patriot Act.
The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they will provide the Trustee and the Agents with such information as they may request in order to satisfy the requirements of the USA Patriot Act.
[Signatures on following pages]

Chiquita Brands International, Inc.

By:	/s / Brian W. Kocher Name: Brian W. Kocher Title: Senior Vice President and Chief Financial Officer

Chiquita Brands L.L.C.

By:	/s / Brian W. Kocher Name: Brian W. Kocher Title: Senior Vice President and Chief Financial Officer

As Guarantors

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B C Systems, Inc.

By:	/s / Brian W. Kocher Name: Brian W. Kocher Title: Senior Vice President and Chief Financial Officer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

CB Containers, Inc.

By:	/s / Brian W. Kocher Name: Brian W. Kocher Title: Senior Vice President and Chief Financial Officer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

Signature Page to Indenture
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Chiquita Fresh North America L.L.C.

By:	/s / Brian W. Kocher Name: Brian W. Kocher Title: Senior Vice President and Chief Financial Officer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

Fresh Express Incorporated

By:	/s / Brian W. Kocher Name: Brian W. Kocher Title: Senior Vice President and Chief Financial Officer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

Fresh International Corp.

By:	/s / Brian W. Kocher Name: Brian W. Kocher Title: Senior Vice President and Chief Financial Officer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

TransFRESH Corporation

By:	/s / Brian W. Kocher Name: Brian W. Kocher Title: Senior Vice President and Chief Financial Officer of Chiquita Brands International, Inc. and

Signature Page to Indenture
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    Chiquita Brands L.L.C. (a Parent
    Authorized Officer)

V.F. Transportation, L.L.C.

By:	/s / Brian W. Kocher Name: Brian W. Kocher Title: Senior Vice President and Chief Financial Officer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

Verdelli Farms, Inc.

By:	/s / Brian W. Kocher Name: Brian W. Kocher Title: Senior Vice President and Chief Financial Officer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

Signature Page to Indenture
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Wells Fargo Bank, National Association, as Trustee

By:	/s / Yana Kislenko Name: Yana Kislenko Title: Vice President

Wells Fargo Bank, National Association, as Collateral Agent

By:	/s / Yana Kislenko Name: Yana Kislenko Title: Vice President

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EXHIBIT A-1
[Face of Note]
[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the IAI Note Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the OID Legend, if applicable, pursuant to the provisions of the Indenture]

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NYDOCS01/1319979.3

CUSIP [    ]
ISIN [        ]
[RULE 144A][REGULATION S] GLOBAL NOTE
7.875% Senior Secured Notes due 2021
No. ___     [$______________]
CHIQUITA BRANDS INTERNATIONAL, INC.
and
CHIQUITA BRANDS L.L.C.
promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of ________________________ United States Dollars] on February 1, 2021.
Interest Payment Dates: February 1 and August 1
Record Dates: January 15 and July 15

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IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed.
CHIQUITA BRANDS INTERNATIONAL, INC.

By:	Name: Title:
CHIQUITA BRANDS L.L.C.

By:	Name: Title:

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This is one of the Notes referred to in the within-mentioned Indenture:
Dated: [               ]
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	Authorized Signatory

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[Back of Note]
7.875% Senior Secured Notes due 2021
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    INTEREST. Chiquita Brands International, Inc., a New Jersey corporation (the “Company”), Chiquita Brands L.L.C., a Delaware limited liability company (“Chiquita” and, together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note at 7.875% per annum from February 5, 2013 until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuers will pay interest and Additional Interest, if any, semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be August 1, 2013. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
2.    METHOD OF PAYMENT. The Issuers will pay interest on the Notes and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3.    PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders. The Issuers or any of their Subsidiaries may act in any such capacity.
4.    INDENTURE. The Issuers issued the Notes under an Indenture, dated as of February 5, 2013 (the “Indenture”), among the Issuers, the Guarantors named therein, the

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Trustee and the Collateral Agent. This Note is one of a duly authorized issue of notes of the Issuers designated as their 7.875% Senior Secured Notes due 2021. The Issuers shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.    OPTIONAL REDEMPTION.
(a)    At any time on or prior to February 1, 2016 the Notes may be redeemed, in whole or in part, on one or more occasions at the option of the Issuers, at a Redemption Price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the Redemption Date.
(b)    The Issuers may redeem the Notes at any time, and from time to time, on or after February 1, 2016 and prior to maturity, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s last address, as it appears in the Note Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12 month period commencing on February 1 of the years set forth below:

Year	Redemption Price

2016	105.906%
2017	103.938%
2018	101.969%
2019 and thereafter	100.000%

(c)    In addition, at any time prior to February 1, 2016 the Issuers may redeem on one or more occasions up to 35% of the aggregate principal amount of the Notes originally issued (calculated after giving effect to the issuance of any Additional Notes) with the Net Cash Proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of the Company at a redemption price of 107.875% of their principal amount, plus accrued interest to, but not including, the Redemption Date; provided that at least 65% of the aggregate principal amount of Notes originally issued (calculated after giving effect to the issuance of any Additional Notes) remains outstanding after each such redemption and notice of any such redemption is mailed within 180 days of each such sale of Equity Interests.

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(d)    At any time during each 12 consecutive month period ending on the day immediately preceding the first, second or third anniversary of the Closing Date, the Issuers, at their option, may redeem a portion of the Notes at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest to (but not including) the Redemption Date; provided, that the maximum aggregate principal amount of the Notes that may be redeemed during each such 12 consecutive month period shall not exceed 10% of the aggregate principal amount of the Notes originally issued under this Indenture (calculated after giving effect to the issuance of any Additional Notes).
(e)    If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the Notes are listed, or if the Notes are not listed, on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable and in any event in accordance with the procedures of the Depositary. Notes redeemed in part must be redeemed only in integral multiples of $1,000 and no Note with a principal amount of less than $2,000 will be redeemed in part.
(f)    In addition to the Issuers’ rights to redeem the Notes as set forth above, the Issuers may purchase Notes in open-market transactions, tender offers or otherwise.
6.    MANDATORY REDEMPTION. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
7.    NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 14 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption. Any notice of redemption may, at the discretion of the Issuers, be subject to one or more conditions precedent, as set forth in Section 3.03 of the Indenture.
8.    OFFERS TO REPURCHASE.
(a)    Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Issuers in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Payment Date”).
(b)    A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at its last address as it appears in the Note Register. Notes in original denominations larger than $1,000 may be sold to the Company in part. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Issuers, unless the Issuers default in the payment of the purchase price.

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9.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Notes or portion of Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.
10.    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
11.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
12.    DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default (other than as specified in Section 6.01(f) or 6.01(g) of the Indenture with respect to an Issuer) shall occur and be continuing with respect to the Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Issuers (and to the Trustee if given by the holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default, as specified in Section 6.01(f) or 6.01(g) of the Indenture, occurs and is continuing, then all the Notes shall automatically become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. Holders may not enforce the Indenture, the Notes or the Subsidiary Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, Additional Interest, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, Additional Interest, if any, or interest on, any of the Notes held by a non-consenting Holder. The Issuers and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the

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Issuers are required after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuers propose to take with respect thereto.
13.    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
14.    ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, including the right to receive Additional Interest (as defined in the Registration Rights Agreement).
15.    GOVERNING LAW. THE INDENTURE, THE NOTES AND ANY SUBSIDIARY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
16.    CUSIP/ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to the Issuers at the following address:
Chiquita Brands International, Inc.
550 South Caldwell Street
Charlotte, North Carolina 28202
Facsimile: 980-636-5600
Attention: General Counsel

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ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:	(Insert assignee’ legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.
Date: _____________________

Your Signature:	(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*: __________________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.07 or 4.09 of the Indenture, check the appropriate box below:
 Section 4.07     Section 4.09
If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.07 or Section 4.09 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _____________________

Your Signature:	(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*: __________________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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NYDOCS01/1319979.3

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Registrar

__________________
*This schedule should be included only if the Note is issued in global form.

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EXHIBIT A-2
[Face of Regulation S Temporary Note]
[Insert Regulation S Temporary Global Note Legend]
[Insert the Global Note Legend]
[Insert the Private Placement Legend]
[Insert the OID Legend]
[Insert the IAI Note Legend, if applicable, pursuant to the provisions of the Indenture]

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CUSIP [    ]
ISIN [        ]
[TEMPORARY REGULATION S]
7.875% Senior Secured Notes due 2021
No. ___     [$______________]
CHIQUITA BRANDS INTERNATIONAL, INC.
and
CHIQUITA BRANDS L.L.C.
promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Regulation S Temporary Global Note attached hereto] [of ________________________ United States Dollars] on February 1, 2021.
Interest Payment Dates: February 1 and August 1
Record Dates: January 15 and July 15

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IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed.
CHIQUITA BRANDS INTERNATIONAL, INC.

By:	Name: Title:
CHIQUITA BRANDS L.L.C.

By:	Name: Title:

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This is one of the Notes referred to in the within-mentioned Indenture:
Dated: [               ]
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	Authorized Signatory

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[Back of Note]
7.875% Senior Secured Notes due 2021
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    INTEREST. Chiquita Brands International, Inc., a New Jersey corporation (the “Company”), Chiquita Brands L.L.C., a Delaware limited liability company (“Chiquita” and, together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note at 7.875% per annum from February 5, 2013 until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuers will pay interest and Additional Interest, if any, semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be August 1, 2013. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Until this Regulations S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as the other Notes under the Indenture.
2.    METHOD OF PAYMENT. The Issuers will pay interest on the Notes and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3.    PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent

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or Registrar without notice to the Holders. The Issuers or any of their Subsidiaries may act in any such capacity.
4.    INDENTURE. The Issuers issued the Notes under an Indenture, dated as of February 5, 2013 (the “Indenture”), among the Issuers, the Guarantors named therein, the Trustee and the Collateral Agent. This Note is one of a duly authorized issue of notes of the Issuers designated as their 7.875% Senior Secured Notes due 2021. The Issuers shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.    OPTIONAL REDEMPTION.
(a)    At any time on or prior to February 1, 2016 the Notes may be redeemed, in whole or in part, on one or more occasions at the option of the Issuers, at a Redemption Price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the Redemption Date.
(b)    The Issuers may redeem the Notes at any time, and from time to time, on or after February 1, 2016 and prior to maturity, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s last address, as it appears in the Note Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12 month period commencing on February 1 of the years set forth below:

Year	Redemption Price

2016	105.906%
2017	103.938%
2018	101.969%
2019 and thereafter	100.000%

(c)    In addition, at any time prior to February 1, 2016 the Issuers may redeem on one or more occasions up to 35% of the aggregate principal amount of the Notes originally issued (calculated after giving effect to the issuance of any Additional Notes) with the Net Cash Proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of the Company at a redemption price of 107.875% of their principal amount, plus accrued interest to, but not including, the Redemption Date; provided that at least 65% of the aggregate principal amount of

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Notes originally issued (calculated after giving effect to the issuance of any Additional Notes) remains outstanding after each such redemption and notice of any such redemption is mailed within 180 days of each such sale of Equity Interests.
(d)    At any time during each 12 consecutive month period ending on the day immediately preceding the first, second or third anniversary of the Closing Date, the Issuers, at their option, may redeem a portion of the Notes at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest to (but not including) the Redemption Date; provided, that the maximum aggregate principal amount of the Notes that may be redeemed during each such 12 consecutive month period shall not exceed 10% of the aggregate principal amount of the Notes originally issued under this Indenture (calculated after giving effect to the issuance of any Additional Notes).
(e)    If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the Notes are listed, or if the Notes are not listed, on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable and in any event in accordance with the procedures of the Depositary. Notes redeemed in part must be redeemed only in integral multiples of $1,000 and no Note with a principal amount of less than $2,000 will be redeemed in part.
(f)    In addition to the Issuers’ rights to redeem the Notes as set forth above, the Issuers may purchase Notes in open-market transactions, tender offers or otherwise.
6.    MANDATORY REDEMPTION. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
7.    NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 14 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption. Any notice of redemption may, at the discretion of the Issuers, be subject to one or more conditions precedent, as set forth in Section 3.03 of the Indenture.
8.    OFFERS TO REPURCHASE.
(a)    Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Issuers in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Payment Date”).

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(b)    A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at its last address as it appears in the Note Register. Notes in original denominations larger than $1,000 may be sold to the Company in part. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Issuers, unless the Issuers default in the payment of the purchase price.
9.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Notes or portion of Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.
10.    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
11.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
12.    DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default (other than as specified in Section 6.01(f) or 6.01(g) of the Indenture with respect to an Issuer) shall occur and be continuing with respect to the Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Issuers (and to the Trustee if given by the holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default, as specified in Section 6.01(f) or 6.01(g) of the Indenture, occurs and is continuing, then all the Notes shall automatically become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. Holders may not enforce the Indenture, the Notes or the Subsidiary Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, Additional Interest, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the

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Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, Additional Interest, if any, or interest on, any of the Notes held by a non-consenting Holder. The Issuers and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuers propose to take with respect thereto.
13.    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
14.    ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, including the right to receive Additional Interest (as defined in the Registration Rights Agreement).
15.    GOVERNING LAW. THIS INDENTURE, THE NOTES AND ANY SUBSIDIARY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
16.    CUSIP/ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

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The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Issuers at the following address:
Chiquita Brands International, Inc.
550 South Caldwell Street
Charlotte, North Carolina 28202
Facsimile: 980-636-5600
Attention: General Counsel

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ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:	(Insert assignee’ legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.
Date: _____________________

Your Signature:	(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*: __________________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.07 or 4.09 of the Indenture, check the appropriate box below:
 Section 4.07     Section 4.09
If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.07 or Section 4.09 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _____________________

Your Signature:	(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*: __________________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Registrar

__________________
*This schedule should be included only if the Note is issued in global form.

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EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Chiquita Brands International, Inc.
550 South Caldwell Street
Charlotte, North Carolina 28202
Facsimile: 980-636-5600
Attention: General Counsel
Wells Fargo Bank, National Association
Wells Fargo Bank – DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com
Re: 7.875% Senior Secured Notes due 2021
Reference is hereby made to the Indenture, dated as of February 5, 2013 (the “Indenture”), among Chiquita Brands International, Inc., Chiquita Brands L.L.C., the Guarantors named therein, the Trustee and the Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
_______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.     CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

NYDOCS01/1319979.3

2.     CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL NOTE, THE REGULATION S PERMANENT GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Temporary Global Note, the Regulation S Permanent Global Note and/or the Restricted Definitive Note Indenture and the Securities Act.
3.     CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)     such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)     such Transfer is being effected to the Issuers or a subsidiary thereof;
or
(c)     such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or

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(d)     such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit B-1 to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of Transfer of less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.
4.     CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.
(a)     CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 to a Person who is not an affiliate (as defined in Rule 144) of the Issuers under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b)     CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act to a Person who is not an affiliate (as defined in Rule 144) of the Issuers and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)     CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 to a

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Person who is not an affiliate (as defined in Rule 144) of the Issuers and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
5.      CHECK IF TRANSFEROR IS AN AFFILIATE OF THE ISSUERS.
6.     CHECK IF TRANSFEREE IS AN AFFILIATE OF THE ISSUERS.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.
[Insert Name of Transferor]

By:	Name: Title:
Dated: _______________________

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ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)     a beneficial interest in the:
(i)     144A Global Note (CUSIP [ ]), or
(ii)     Regulation S Global Note (CUSIP [ ]), or
(b)     a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)     a beneficial interest in the:
(i)     144A Global Note (CUSIP [ ]), or
(ii)     Regulation S Global Note (CUSIP [ ]), or
(iii)     Unrestricted Global Note (CUSIP [ ]), or
(b)     a Restricted Definitive Note; or

(c)	an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

NYDOCS01/1319979.3

EXHIBIT B-1
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Chiquita Brands International, Inc.
550 South Caldwell Street
Charlotte, North Carolina 28202
Facsimile: 980-636-5600
Attention: General Counsel
Wells Fargo Bank, National Association
Wells Fargo Bank – DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com
Re: 7.875% Senior Secured Notes due 2021
Reference is hereby made to the Indenture, dated as of February 5, 2013 (the “Indenture”), among Chiquita Brands International, Inc., Chiquita Brands L.L.C., the Guarantors named therein, the Trustee and the Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $                         aggregate principal amount of Definitive Note, we confirm that:
1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes at the time of transfer of less than $100,000, an Opinion of Counsel in form reasonably acceptable to the

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Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to an effective registration statement under the Securities Act, (F) in accordance with Rule 144 under the Securities Act or (G) in accordance with another exemption from the registration requirements of the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note from us in a transaction meeting the requirements of clauses (A) through (G) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
____________________________
[Insert Name of Accredited Investor]

By:	_________________________ Name: Title:
Dated:

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EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Chiquita Brands International, Inc.
550 South Caldwell Street
Charlotte, North Carolina 28202
Facsimile: 980-636-5600
Attention: General Counsel
Wells Fargo Bank, National Association
Wells Fargo Bank – DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com
Re: 7.875% Senior Secured Notes due 2021
Reference is hereby made to the Indenture, dated as of February 5, 2013 (the “Indenture”), among Chiquita Brands International, Inc., Chiquita Brands L.L.C., the Guarantors named therein, the Trustee and the Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1)    EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE
a)     CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and

NYDOCS01/1319979.3

the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuers.
b)     CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuers.
c)     CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuers.
d)     CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Unrestricted Definitive Note is being acquired in

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compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuers.
2)    EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES
a)     CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
b)     CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [ ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
3)      CHECK IF OWNER IS AN AFFILIATE OF THE ISSUERS.
4)     CHECK IF OWNER IS EXCHANGING THIS NOTE IN CONNECTION WITH AN EXPECTED TRANSFER TO AN AFFILIATE OF THE ISSUERS.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers and are dated ______________________.
[Insert Name of Transferor]

NYDOCS01/1319979.3

By:	Name: Title:
Dated: _______________________

NYDOCS01/1319979.3

EXHIBIT D
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
Supplemental Indenture (this “Supplemental Indenture”), dated as of __________, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Chiquita Brands International, Inc., a New Jersey corporation (the “Company”), and Chiquita Brands L.L.C., a Delaware limited liability company (“Chiquita” and, together with the Company, the “Issuers”), Wells Fargo Bank, National Association, a national banking association organized and existing under the bank of the United States of America, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, a national banking association organized and existing under the bank of the United States of America, as Collateral Agent (the “Collateral Agent”).
W I T N E S S E T H
WHEREAS, each of the Issuers and the Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 5, 2013, providing for the issuance of an unlimited aggregate principal amount of 7.875% Senior Secured Notes due 2021 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Subsidiary Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)    Agreement to be Bound. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.
(3)    Guarantee. The Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Guarantors, to Guarantee to each Holder of the Notes and the Trustee the Indenture Obligations pursuant to Article 13 of the Indenture.

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(4)    No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any liability for any obligations of the Issuers or the Guarantors (including the Guaranteeing Subsidiary) under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees.
(5)    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(6)    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
(7)    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
(8)    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.
(9)    Benefits Acknowledged. The Guaranteeing Subsidiary’s Subsidiary Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Subsidiary Guarantee are knowingly made in contemplation of such benefits.
(10)    Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its successors, except as otherwise provided in the Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
[GUARANTEEING SUBSIDIARY]

By:	Name: Title:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	Name: Title:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	Name: Title:

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